Exhibit 2.1

Execution Version

DATED 26 FEBRUARY 2025

ESGL HOLDINGS LIMITED

and

DE TOMASO AUTOMOBILI HOLDINGS LIMITED

and

DE TOMASO SHAREHOLDERS

(as defined herein)

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made on the 26th day of February 2025

AMONG:

(1)	ESGL HOLDINGS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands, having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“ESGL”);

(2)	DE TOMASO AUTOMOBILI HOLDINGS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands, having its registered office at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands (“DTA”);

(3)	DE TOMASO AUTOMOBILI HOLDINGS LIMITED, a limited company incorporated under the laws of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960 (“DT MH”); and

(4)	IDEAL TEAM VENTURES LIMITED, a limited company incorporated under the laws of the British Virgin Islands with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Ideal Team”, together with DT MH and FTAG, the “Existing DT Majority Shareholders”),

(each a “Party” and collectively the “Parties”).

WHEREAS:

(A)	As at the date of this Agreement, ESGL is a holding company whose ordinary shares of US$0.0001 par value each (“ESGL Shares”) are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ESGL” and, through its subsidiaries, is principally engaged in the business of collection and recycling of industrial waste into sustainable circular economy products (the “ESGL Business”). Particulars of ESGL and its subsidiaries (the “ESGL Subsidiaries”, together with ESGL, the “ESGL Group”, and each a “ESGL Group Company”) as at the date of this Agreement are set out in Schedule 1.

(B)	DTA is the holding company of the De Tomaso Group (as defined below), a high-end ultra-luxury automotive group. As at the date of this Agreement, DTA has a total issued share capital of US$1,450 divided into 145,000,000 paid-up shares of a par value of US$0.00001 each, of which 100,000,000 ordinary shares are held directly by DT MH, and 25,000,000 and 20,000,000 preferred shares are held directly by FTAG Asset Management Ltd., a private company limited by shares incorporated under the laws of Malaysia (“FTAG”), and Ideal Team, respectively. Particulars of DTA and its subsidiaries (the “DT Subsidiaries”, together with DTA, the “De Tomaso Group”, and each a “DT Group Company”) are set out in Schedule 2.

(C)	Upon and subject to the terms and conditions set out herein, ESGL agrees to purchase from the De Tomaso Shareholders (as defined below), and the De Tomaso Shareholders agree to sell to ESGL, the entire issued share capital of DTA for the Consideration, such that upon Closing, DTA shall become a direct wholly-owned subsidiary of ESGL, and the De Tomaso Shareholders shall become shareholders of ESGL.

(D)	As at the date of this Agreement, FTAG has entered into a transaction support agreement with ESGL and DTA to support the transactions contemplated hereunder.

In consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound thereby,

1

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	Unless otherwise defined in this Agreement, capitalised terms used herein shall have the following meanings:

Accounts	means the latest available consolidated audited accounts of DTA as at the date of this Agreement;

Accounts Date	means the date on which the Accounts are being drawn up;

Acquisition	means the sale and purchase of the Sale Shares in accordance with the terms and conditions set out herein;

Affiliates	means:

(a)	with respect to any company, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, including without limitation any investment funds managed by such Person or such other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, excluding the company and its affiliates;

(b)	with respect to any natural person:

(i)	any other Person that directly or indirectly through one or more intermediaries is Controlled by such natural person;

(ii)	any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-In-law or sister-in-law of that natural person or his spouse, including adoptive relationships; or

(iii)	the trustees, acting in their capacity as such trustees, of any trust of which that natural person or any natural person within paragraph (iii)(b) of this definition is a beneficiary or, in the case of a discretionary trust, is a discretionary object;

Approvals	has the meaning given in Schedule 4;

Award Shares	means the ESGL Shares to be allotted and issued by ESGL in satisfaction of share awards granted to the Grantees pursuant to the ESOP;

Business Day	means a day (other than Saturday, Sunday or a public holiday) on which banks located in Singapore and Hong Kong are open for business;

Capricorn Claim	means the legal proceedings brought in Germany by DT HK and DT US as plaintiffs against, among others, Capricorn Composite GmbH and Capricorn Works GmbH;

Change in Company Name	means the change of ESGL’s company name to “OIO Group” (or any other name as the Parties may agree);

2

Change in Ticker Symbol	means the change of ESGL’s Nasdaq ticker symbol to “OIO” (or any other symbol as the Parties may agree);

CJ Dispute	means the legal proceedings brought in the U.S. by Carmen Jorda against DT US;

Claim	has the meaning given in Clause 9.3;

Closing	means the closing of the Acquisition on the Closing Date in accordance with Clause 4;

Closing Date	means the date of Closing and has the meaning given in Clause 4.1;

Closing Form 6-K	has the meaning given in Clause 7.14;

Confidential Information

means all non-public information disclosed by any Party, whether in writing, orally or otherwise, directly or indirectly, to the other Party, including but not limited to any information relating to operations, assets, financial positions, trade secrets, market opportunities as well as businesses of the DT Group and the ESGL Group (as the case may be), any of their proprietary information and any information which by its nature ought to be regarded as confidential, but does not include any document, material or other information that:

(a)	was lawfully in the possession of the receiving Party prior to its disclosure by the disclosing Party and had not been obtained from the disclosing Party;

(b)	is or becomes generally known to the public (other than by breach of this Agreement or any other obligation of confidentiality owed between the Parties);

(c)	is or becomes available to the receiving Party other than as a result of a disclosure by a Person known by the receiving Party to be bound by an obligation of secrecy to the disclosing Party; or

(d)	is independently developed by the receiving Party without reference to the Confidential Information;

Consideration	means the purchase price of the Acquisition as set out in Clause 3;

Consideration Shares	means the ESGL Shares to be allotted and issued by ESGL in accordance with Clause 3 to the De Tomaso Shareholders as the Consideration as set out in Part A of Schedule 3, subject to adjustments pursuant to the ESGL Share Consolidation;

Control	means possession, directly or indirectly, of the power to direct or cause the direction of the operations and management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and Controlled and Controls shall be construed accordingly;

Conversion	means the conversion of (a) the preferred share(s) of US$0.00001 nominal or par value each in the issued share capital of DTA, and (b) the convertible loan received by the De Tomaso Group, into Share(s) pursuant to the terms of the relevant subscription agreement and convertible loan agreement, respectively;

3

De Tomaso Controlling Shareholders	means DT MH and Ideal Team;

De Tomaso Group	has the meaning given in Recital (B);

De Tomaso Shareholders	means the holders of the Sale Shares immediately prior to Closing;

De Tomaso Shareholders’ Warranties	means the representations and warranties to be given by the De Tomaso Shareholders set out in Part A(I) of Schedule 4;

Deed of Adherence	has the meaning given in Clause 4.1(a)(x);

Directors	means the directors of DTA;

Disclosure Letter	has the meaning given in Clause 6.2;

DTA’s Warranties	means the representations and warranties to be given by DTA set out in Part A(II) of Schedule 4;

DT DE	means De Tomaso Automobili GmbH, a company with limited liability registered in Germany and a DT Subsidiary as at the date of this Agreement;

DT Group Company	has the meaning given in Recital (B);

DT HK	means De Tomaso Automobili Limited, a company incorporated in Hong Kong with limited liability and a DT Subsidiary as at the date of this Agreement;

DT Nominees	has the meaning given in Clause 4.1(a)(viii);

DT Subsidiaries	has the meaning given in Recital (B);

DT US	means De Tomaso Automobili Holdings N.A. LLC, a company incorporated in the state of Delaware of the U.S. with limited liability and a DT Subsidiary as at the date of this Agreement;

Earnout Shares	has the meaning given in Clause 3(b);

Earnout Shares Issuance Date	has the meaning given in Clause 3(b);

Encumbrance	means any mortgage, pledge, lien, charge, interest under any pre-sale contracts, hypothecation, right of set-off or counterclaim, security interest, transfer restriction, security agreement or arrangement of any kind, purchase or option agreement or arrangement, subordination agreement or arrangement, and agreements to create or effect any of the foregoing;

Enlarged Group	means ESGL and its subsidiaries (including all DT Group Companies) after Closing;

4

ESGL	an exempted company with limited liability incorporated under the laws of the Cayman Islands, having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, ordinary shares of which are listed on Nasdaq under the symbol “ESGL”;

ESGL Business	has the meaning given in Recital (A);

ESGL Existing ESOP	means ESGL’s equity incentive plan adopted on 16 December 2024 as referred to in ESGL’s Form 6-K dated 15 January 2025 and Form S-8 registration statement filed on 10 February 2025;

ESGL Group	has the meaning given in Recital (A);

ESGL Group Company	has the meaning given in Recital (A);

ESGL Share Consolidation	means any consolidation of the authorised and/or issued share capital of ESGL prior to Closing;

ESGL Shares	has the meaning given in Recital (A);

ESGL Subsidiaries	has the meaning given in Recital (A);

ESGL’s Board	means the board of directors of ESGL;

ESGL’s Warranties	means the representations and warranties to be given by ESGL set out in Part B of Schedule 4;

ESOP	means the employee equity incentive plan adopted by shareholders of ESGL in the form as agreed by DTA;

Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended;

FTAG	has the meaning given in Recital (B);

FY2025	means the financial year ending 31 December 2025;

FY2026	means the financial year ending 31 December 2026;

Grantees	means recipients of share awards under the ESOP;

Holder	has the meaning given in Clause 7.2;

Hong Kong	means Hong Kong Special Administrative Region of the People’s Republic of China;

Indemnified Amount	has the meaning given in Clause 9.5;

Indemnified Parties	has the meaning given in Clause 9.1;

Indemnifiers	has the meaning given in Clause 9.1;

Intellectual Property Rights	means Confidential Information, business or trade secrets, database rights, rights in know-how, patents, trade marks, service marks, trade names, design rights, copyright, domain names and other intellectual property rights, whether now known or created in future (of whatever nature and wherever arising), and in each case whether registered or unregistered and including applications for the grant of any such rights;

5

Interim Period	has the meaning given in Clause 7.1;

Key Executives	has the meaning given in Clause 4.1(a)(vii);

Lock-up Agreement	has the meaning given in Clause 7.2;

Lock-up Period	has the meaning given in Clause 7.2;

Nasdaq	has the meaning given in Recital (A);

Nasdaq Listing Application	means the initial listing application to be made by ESGL to Nasdaq in connection with the Acquisition, the Change in Company Name, the Change in Ticker Symbol and other transactions contemplated by this Agreement pursuant to Rule 5110(a) of the Nasdaq Listing Rules;

Other Investor	means holder of Sale Shares other than the Existing DT Majority Shareholders and FTAG who acquire or subscribe for Shares during the Interim Period (if any);

Parties	means the undersigned parties to this Agreement (and Party shall be construed accordingly);

Performance Targets	means such performance targets as set out in Part B of Schedule 3 to be fulfilled by the De Tomaso Group in FY2025 and/or FY2026 for the De Tomaso Shareholders to receive Earnout Shares pursuant to Clause 3(b);

Person	means any natural person, firm, company, governmental authority, joint venture, partnership, association or other entity (whether or not having separate legal personality);

RB Dispute	means the legal proceedings brought in the U.S. by Ryan Berris against, among others, DT US;

Reviewable Document	has the meaning given in Clause 7.15;

Right	has the meaning given in Clause 17;

Sale Shares	means such number of issued and fully paid Shares representing the entire issued share capital of DTA as at the Closing Date, including 1,254 issued and fully paid Shares held by the Existing DT Shareholders in aggregate as at the date of this Agreement;

SEC	means the U.S. Securities and Exchange Commission;

Securities Act or Act	means the U.S. Securities Act of 1933, as amended;

Shares	means all or any of the ordinary shares of US$0.00001 nominal or par value each in the issued share capital of DTA from time to time (and Share shall be construed accordingly);

Signing Form 6-K	has the meaning given in Clause 7.13;

Surviving Provisions	means Clauses 10 to 24;

Transfer Documents	has the meaning given in Clause 4.1(a)(iii);

U.S.	means the United States of America;

US$	means United States Dollars, the lawful currency of the U.S.;

Warranties	means the De Tomaso Shareholders’ Warranties, DTA’s Warranties and ESGL’s Warranties (and Warranty shall be construed accordingly); and

%	per cent.

6

1.2	The headings in this Agreement do not affect its interpretation.

1.3	Where any obligation in this Agreement is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring the Party concerned to exercise, to the extent possible, all rights and powers of control over the affairs of any other Person which it is able to exercise (whether directly or indirectly) in order to secure performance of the obligation.

1.4	In this Agreement, unless otherwise indicated:

(a)	each reference to any Schedule shall be deemed to refer to a schedule to this Agreement, and the schedules to this Agreement shall be deemed to form part of this Agreement;

(b)	each reference to, and the definition of, any document shall be deemed to refer to such document as it may be amended from time to time in accordance with its terms;

(c)	each reference to a law or governmental approval shall be deemed to refer to such law or governmental approval as it may be amended from time to time;

(d)	any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any government entity, any Person succeeding to any of its functions and capacities;

(e)	defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders; and

(f)	the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”.

2.	ACQUISITION

2.1	Subject to the terms and conditions hereof, on the Closing Date, the De Tomaso Shareholders hereby agree to sell to ESGL, and ESGL hereby agrees to purchase from the De Tomaso Shareholders, the Sale Shares, together with all rights now or hereafter attaching thereto, free from all Encumbrances at the Consideration, which shall be settled by ESGL’s allotment and issuance of the Consideration Shares and, where applicable, the Earnout Shares in the manner set out in Clause 3.

2.2	Each certificate issued to any holder of Sale Shares shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any applicable securities laws at the time of the Closing:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

7

3.	CONSIDERATION

The Consideration for the Acquisition shall be the aggregate of the following:

(a)	US$1,030,000,000, which shall be settled by ESGL by way of allotting and issuing on the Closing Date such number of Consideration Shares as set out in Part A of Schedule 3, each credited as fully paid, at an issue price of US$1.03 per Consideration Share to the De Tomaso Shareholders (or their nominee(s) as they may direct) in the proportion of their shareholding in DTA immediately prior to the Closing Date;

(b)	subject to the De Tomaso Group having achieved the annual Performance Target designated for each of FY2025 and FY2026 as set out in Part B of Schedule 3, ESGL shall allot and issue within one (1) month after the end of the relevant financial year (the “Earnout Shares Issuance Date”) ESGL Shares in such number as set out in Part C of Schedule 3 (the “Earnout Shares”) for no additional consideration, each credited as fully paid, to the De Tomaso Shareholders (or their nominee(s) as they may direct) in the proportion of their shareholding in DTA immediately prior to the Closing Date. The total number of Earnout Shares that may be allotted and issued in both FY2025 and FY2026 shall not exceed 10% of the number of the Consideration Shares. In the event that the Performance Target for any relevant financial year is not satisfied, provided that the aggregate Performance Targets for FY2025 and FY2026 have been satisfied by the end of FY2026, all of the Earnout Shares in respect of FY2025 and FY2026 (to the extent not yet issued) shall be allotted and issued to the De Tomaso Shareholders (or their nominee(s) as they may direct) within one (1) month after the end of FY2026; and

(c)	in consideration of the Acquisition, ESGL shall allot and issue to the De Tomaso Shareholders (or their nominee(s) as they may direct) the Consideration Shares and, where applicable, the Earnout Shares in the manner set out above, register the De Tomaso Shareholders (or their nominee(s) as they may direct) as member(s) of ESGL, and cause the relevant share certificates of the Consideration Shares and, where applicable, the Earnout Shares, to be delivered, at the option of the relevant De Tomaso Shareholders:

(i)	to the depository for immediate credit to such securities account as the relevant De Tomaso Shareholder shall notify to ESGL no later than five (5) Business Days before the Closing Date or the Earnout Shares Issuance Date (as the case may be); or

(ii)	physically to the relevant De Tomaso Shareholder definitive share certificate(s) in respect thereof in the name of the relevant De Tomaso Shareholder (or its nominee(s) as it may direct),

or in any other manner as agreed between the relevant De Tomaso Shareholder and ESGL, each in such denomination as shall be notified by the relevant De Tomaso Shareholder to ESGL no later than five (5) Business Days before the Closing Date or the Earnout Shares Issuance Date (as the case may be).

8

4.	CLOSING

4.1	Subject to the fulfilment or waiver (as the case may be) of the conditions set out in Clause 5, the Closing shall take place on or before 31 May 2025, or such other time and/or date as the Parties may agree (the “Closing Date”), and when all (but not some only) of the following businesses shall be transacted:

(a)	the De Tomaso Shareholders shall deliver or make available or release to ESGL, or procure such delivery, availability or release of:

(i)	a certified copy of the duly executed board resolutions of each of the De Tomaso Shareholders authorising and approving, inter alia, the approval and execution of this Agreement, the Acquisition, and all matters incidental hereto, including but not limited to (A) the sale of Sale Shares to ESGL, and (B) the subscription of the Consideration Shares and the Earnout Shares;

(ii)	a certified copy of the duly executed Shareholders’ and board resolutions of DTA authorising and approving, inter alia, the approval and execution of this Agreement, the Acquisition, and all matters incidental hereto, including but not limited to the sale of Sale Shares to ESGL; provided, however, the board of directors of DTA shall have the right at any time prior to the Closing to effect a change in such approvals, or recommendation to shareholders of such approvals, if required pursuant to their fiduciary duties under applicable law;

(iii)	a duly executed instrument of transfer in respect of the Sale Shares by each of the De Tomaso Shareholders in favour of ESGL (the “Transfer Documents”);

(iv)	for the inspection of ESGL only, a draft share certificate of DTA representing the Sale Shares, in the name of ESGL (or any other Person(s) designated by ESGL to be the holder(s) of the Sale Shares) evidencing the transfer of Sale Shares to ESGL;

(v)	a copy of the updated register of members of DTA evidencing the transfer of Sale Shares to ESGL;

(vi)	a copy of the updated Disclosure Letter signed by DTA and the De Tomaso Controlling Shareholders;

(vii)	a copy of the employment agreement entered into between DT HK (or such other entity as the Parties may agree) and each of Choi Sung Fung and En Ti Diana Majcher (the “Key Executives”);

(viii)	a duly executed consent to act as executive director and independent director (as the case may be) by each of the three (3) director nominees nominated by DTA (the “DT Nominees”) to ESGL’s Board;

(ix)	a duly executed Lock-up Agreement, in such form and substance as agreed between DTA and ESGL and set out in Schedule 5, signed by each De Tomaso Shareholder;

(x)	if applicable, a duly executed deed of adherence to this Agreement, in such form and substance as agreed between DTA and ESGL, signed by FTAG and each Other Investor (the “Deed of Adherence”); and

(xi)	such other documents as may be reasonably necessary to complete the Acquisition.

9

(b)	against the delivery and completion of all the items in Clause 4.1 (a), ESGL shall simultaneously deliver or make available or release to the De Tomaso Shareholders, or procure such delivery, availability or release of:

(i)	a certified copy of the duly executed board resolutions of ESGL’s Board authorising and approving, inter alia, the approval and completion of this Agreement, the Acquisition, and all matters incidental hereto, including but not limited to, (A) the increase in authorised share capital, (B) the ESGL Share Consolidation, (C) the amendments to the memorandum and articles of association reflecting ESGL Share Consolidation and the increased authorised share capital, (D) the allotment and issuance of Consideration Shares and, if applicable, Earnout Shares to the De Tomaso Shareholders, (E) the appointment of three (3) DT Nominees as directors of ESGL (i.e., Choi Sung Fung as executive director, and two director nominees nominated by DTA as independent directors) and the resignation of two (2) outgoing directors of ESGL (the “Outgoing Directors”) effective upon Closing, and (F) the Change in Company Name and the Change in Ticker Symbol;

(ii)	a certified copy of the duly executed minutes of the general meeting of ESGL authorising and approving (A) the increase in authorised share capital, (B) the ESGL Share Consolidation, (C) the amendments to the memorandum and articles of association reflecting ESGL Share Consolidation, the increased authorised share capital and the Change in Company Name, and (D) the Change in Company Name;

(iii)	a share certificate of the Consideration Shares in the name of each De Tomaso Shareholder (or any other Person(s) designated by the De Tomaso Shareholder to be the holder(s) of the Consideration Shares), or equivalent evidence of ownership of the Consideration Shares, reflecting their proportional ownership of DTA as at the Closing Date;

(iv)	(i) evidence reasonably satisfactory to DTA of the valid issuance and allotment of the Consideration Shares to the De Tomaso Shareholders (or any other Person(s) designated by the De Tomaso Shareholders to be the holder(s) of the Consideration Shares), and (ii) a certified copy of the updated register of directors and officers of ESGL, evidencing the change to ESGL’s Board pursuant to Clauses 4.1 (b)(i) and 7.8, respectively;

(v)	a copy of the signed resignation letter of each of the two (2) Outgoing Directors; and

(vi)	if requested by DTA, all assistance required to set up new bank account(s) of ESGL.

4.2	For the avoidance of doubt, Closing shall only occur when all De Tomaso Shareholders sell their respective Sale Shares simultaneously such that ESGL shall hold the entire issued share capital of DTA upon Closing.

4.3	As soon as practicable following the Parties’ compliance with the provisions in Clauses 4.1 (a) and 4.1(b), the Parties shall serve on DTA the duly executed Transfer Documents, together with the relevant share certificates (to be cancelled and re-issued, taking into account the Sale Shares).

4.4	Upon presentation of the duly executed Transfer Documents and the relevant share certificates in accordance with Clause 4.3 to DTA, DTA shall update its register of members and issue a new share certificate representing the Sale Shares to ESGL, evidencing the transfer of Sale Shares to ESGL.

10

4.5	Without prejudice to any other remedies available to ESGL or the De Tomaso Shareholders (as the case may be) and unless expressly waived by the non-defaulting Party, if the provisions of Clauses 4.1 (a) and 4.1 (b) are not complied with by the relevant Party on the Closing Date, the non-defaulting Party may:

(a)	defer Closing to a day not more than 28 days after the Closing Date (and so that the provisions of this Clause 4 shall apply to Closing as so deferred);

(b)	proceed to Closing so far as practicable, without prejudice to its rights hereunder; or

(c)	treat this Agreement as terminated, and discharge itself of any further obligations hereunder, without prejudice to its rights to sue for damages.

4.6	Without prejudice to any other remedies available to the De Tomaso Shareholders and unless expressly waived by the De Tomaso Shareholders, if, prior to the Closing, (i) ESGL is de-listed from Nasdaq, or (ii) there is any action or proceeding pending or, to the knowledge of ESGL, threatened against ESGL by Nasdaq or any other entity with respect to any intention by Nasdaq or such entity to prohibit or terminate the listing of ESGL’s ordinary shares on Nasdaq, the De Tomaso Shareholders may:

(a)	defer Closing to a day not more than 28 days after the Closing Date (and so that the provisions of this Clause 4 shall apply to Closing as so deferred);

(b)	proceed to Closing so far as practicable, without prejudice to its rights hereunder; or

(c)	treat this Agreement as terminated, and discharge itself of any further obligations hereunder, without prejudice to its rights to sue for damages.

5.	CONDITIONS TO CLOSING

5.1	Closing under this Agreement shall be conditional upon:

(a)	on the Closing Date, (i) the representations and warranties given by each Party herein, shall be true, accurate and correct in all respects at, and as if made on such date, and (ii) each Party shall have performed all of its obligations hereunder expressed to be performed on or before such date;

(b)	ESGL shall have been satisfied with the results of the due diligence investigation on the De Tomaso Group;

(c)	the De Tomaso Shareholders shall have been satisfied with the results of the due diligence investigation on the ESGL Group;

(d)	all preferred shares in the share capital of DT and convertible loan received by the De Tomaso Group shall have been converted into Shares;

(e)	ESGL shall have filed the ordinary resolutions approving, among others, the ESGL Share Consolidation, the increase in authorised share capital to ensure a sufficient reserve covering all ESGL Shares to be issued or issuable in connection with the Acquisition, including all issuable Earnout Shares and the special resolutions approving, among others, the Change in Company Name and the amendments to the memorandum and articles of association in the form approved by ESGL’s shareholders with the Registrar of Companies in the Cayman Islands;

(f)	DTA shall have entered into employment agreements with the Key Executives;

(g)	FTAG and each Other Investor shall have entered into the Deed of Adherence to agree to sell its respective portion of the Sale Shares;

11

(h)	all applicable regulatory approvals and third party consents for the transactions contemplated by this Agreement shall have been obtained or not been revoked or modified, and shall remain in full force and effect as at Closing;

(i)	the Nasdaq Listing Application shall have been approved by Nasdaq;

(j)	the DT Nominees shall have been appointed to ESGL’s Board, effective as of the Closing Date;

(k)	on the Closing Date, there shall not have occurred any change, or any development or event reasonably likely to involve a change, in the financial condition, operations, legal environment, business or properties of the De Tomaso Group, which, in ESGL’s reasonable opinion, is material and adverse to the Acquisition;

(l)	on the Closing Date, there shall not have occurred any change, or any development or event reasonably likely to involve a change, in the financial condition, operations, legal environment, business or properties of the ESGL Group, which, in the De Tomaso Shareholders’ reasonable opinion, is material and adverse to the Acquisition;

(m)	there shall not have been, in the reasonable opinion of any Party, since the date of this Agreement, any change, or any development involving a prospective change, in national or international monetary, financial, political or economic conditions or currency exchange rates or foreign exchange controls which would be likely to prejudice the Acquisition; and

(n)	there shall not have occurred an outbreak or escalation of hostilities, act of terrorism, epidemic, pandemic, act of God or disaster which would, in the reasonable opinion of any Party, be likely to prejudice the Acquisition.

5.2	The Parties may agree to waive any of the conditions set out in Clause 5.1 at any time on or before the Closing Date (or such other date as the Parties may agree in writing). Any such waiver shall be without prejudice to any other rights which ESGL may have under this Agreement.

5.3	Each Party shall act in good faith and use its best efforts (to the extent within its control) to ensure that the conditions set out in Clause 5.1 are fulfilled in accordance with the terms and conditions of this Agreement.

5.4	Unless otherwise agreed among the Parties in writing, if the conditions contained in Clause 5.1 have not been fulfilled or waived on or before 31 July 2025, this Agreement shall automatically terminate (other than the Surviving Provisions which shall remain binding on the Parties) and the obligation of ESGL to purchase, and the obligation of the De Tomaso Shareholders to sell, the Sale Shares shall cease. In such event, each of the Parties shall cease to have any rights or obligations under this Agreement, save for the accrued rights or liabilities of any Party to any other Party in respect of the terms herein at or before such termination.

6.	REPRESENTATIONS AND WARRANTIES

6.1	The De Tomaso Shareholders hereby represent and warrant to ESGL, on a several (but not joint and several) basis, that the De Tomaso Shareholders’ Warranties are true, accurate and not misleading in any material respects as at the date of this Agreement.

6.2	Subject to such exceptions as may be specifically set forth in the disclosure letter delivered by DTA and the De Tomaso Controlling Shareholders to ESGL as of the date hereof (the “Disclosure Letter”), DTA hereby represents and warrants to ESGL that DTA’s Warranties are true, accurate and not misleading in any material respects as at the date of this Agreement. Except for the DTA’s Warranties as expressly provided in Schedule 4 (as modified by the Disclosure Letter), DTA hereby expressly disclaims and negates any other representation or warranty whatsoever, whether express or implied, with respect to the De Tomaso Group or any of its past, present or future value or quality of assets, liabilities, financial condition or results of operations and business prospects.

12

6.3	ESGL hereby represents and warrants to DTA and the De Tomaso Shareholders that ESGL’s Warranties are true, accurate and not misleading in any material respects as at the date of this Agreement.

6.4	Each Warranty is to be construed independently and is not limited by any other Warranty or any other terms of this Agreement. DTA and the De Tomaso Shareholders acknowledge that ESGL is entering into this Agreement in reliance on each of the Warranties of DTA and the De Tomaso Shareholders, and ESGL acknowledges that DTA and the De Tomaso Shareholders are entering into this Agreement in reliance on ESGL’s Warranties.

6.5	The Warranties shall be deemed to have been repeated at the date of this Agreement and on the Closing Date, taking into account facts and circumstances subsisting at such date.

6.6	The Warranties are in addition to, and do not limit, affect or prejudice, any other right or remedy available to the Parties, and shall remain in full force and effect notwithstanding the Closing.

7.	COVENANTS

7.1	Each Party undertakes and covenants with the other Parties that during the period from the date of this Agreement to the Closing Date (the “Interim Period”), subject to any binding confidentiality obligations, such Party shall notify the other Parties promptly of any circumstances which may result in any of the Warranties in relation to such Party being untrue, inaccurate or misleading in any material respect or which will or may constitute a breach, whether repudiatory in nature or not, of any terms under this Agreement at any time prior to the Closing and take such steps as may be reasonably requested by any other Party to remedy the same.

7.2	In consideration of the Parties entering into this Agreement, DTA shall procure that each holder of the Consideration Shares (the “Holder”) enters into a lock-up agreement as set out in Schedule 5 (the “Lock-up Agreement”) and be subject to a lock-up period as set out in Part A of Schedule 3 commencing from the Closing Date, or such longer period as agreed by the Parties (the “Lock-up Period”), provided that ESGL’s compliance with the applicable criteria in relation to the Nasdaq Listing Application will not be undermined or otherwise affected by such arrangement. Subject to the terms of the Lock-up Agreement, during the relevant Lock-up Period, the De Tomaso Shareholders shall not, and shall procure that none of their affiliates, without the prior written consent of ESGL, sell, transfer, convey, assign, dispose of, pledge, grant any option over, or otherwise encumber, or agree to sell, transfer, convey, assign, dispose of, pledge, grant any option over, or otherwise encumber, whether directly or indirectly, any of the Consideration Shares.

7.3	During the Interim Period, ESGL shall procure that all ESGL Group Companies, and DTA and the De Tomaso Controlling Shareholders shall procure that all DT Group Companies:

(a)	preserve and maintain in full force and effect their corporate existence and material assets;

(b)	conduct their business in the ordinary course and maintain their employees, contractors, suppliers, customers and operations in a manner consistent with their past practice;

(c)	comply with all applicable laws; and

13

(d)	notwithstanding any provisions in their constitutional documents, to the extent permissible under the applicable laws, do not take or agree to take or permit to be taken the following actions unless prior written consent has been obtained from the other Parties (whose consent shall not be unreasonably withheld):

(i)	materially amend, modify or supplement their constitutional documents other than pursuant to this Agreement;

(ii)	engage in any form of reorganisation, including amalgamation, reconstruction, subdivision, recapitalization, or reclassification of any of its shares or other equity interests, other than for the purpose of the Acquisition;

(iii)	merge or consolidate or enter into a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person, or make any material investment in or be acquired by any other Person, other than pursuant to this Agreement;

(iv)	engage in liquidation, administration, winding-up, bankruptcy, dissolution or similar transaction;

(v)	incorporate a new subsidiary or acquire any share or equity capital or other securities of any body corporate;

(vi)	make any material change in the nature or scope of their respective businesses;

(vii)	modify, amend or enter into any contract, agreement, licence or commitment which obligates the payment of more than US$1,250,000 (in the case of ESGL Group Companies) or US$5,000,000 (in the case of DT Group Companies) per transaction or a series of related transactions;

(viii)	make any capital expenditure or other purchase of tangible assets of an amount in excess of US$2,000,000 per transaction or a series of related transactions;

(ix)	sell, lease, license or otherwise dispose of any of their material assets other than pursuant to existing commitments or in the ordinary course of business consistent with their past practice;

(x)	declare, make or pay any dividend or other distribution (whether in cash, equity or property or any combination thereof) with respect to their share capital;

(xi)	save as required by law, increase the compensation or benefits or otherwise change the terms and conditions of employment, appointment or engagement of any director or member of senior management;

(xii)	obtain, incur, create, assume, prepay or otherwise become liable for any loan or other indebtedness (directly, contingently or otherwise), other than any drawings under any existing lines of credit;

(xiii)	create or incur any charge, security or other Encumbrance over their assets or property except for the purpose of securing borrowings (or indebtedness in the nature of borrowings) in the ordinary course of business consistent with their past practice;

(xiv)	delay, accelerate or cancel, or waive any material right with respect to their receivables other than in the ordinary course of business consistent with their past practice;

(xv)	terminate or allow to lapse any insurance policy protecting them or their assets unless simultaneously with such termination or lapse, a replacement policy providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premium or less is in full force and effect;

14

(xvi)	suffer any damage, destruction or loss or property related to any of their assets, whether or not covered by insurance, of an amount exceeding US$625,000 (following any available insurance reimbursement);

(xvii)	commence or settle any litigation, arbitration or other proceedings, except for such litigation and proceedings as disclosed in the Disclosure Letter;

(xviii)	make any change to their financial year or any material change to their accounting policies, methods or practices or write down the value of their assets;

(xix)	make any loan or advance to any Person of an amount exceeding US$1,250,000 per transaction and per Person or outstanding to this Person at any time, or guarantee or endorse any indebtedness, liability or obligation of any Person; or

(xx)	enter into any transaction with, or distribute or advance any material assets or property to, any of their Affiliates, other than payment of remuneration and benefits in the ordinary course of business.

7.4	During the Interim Period, without obtaining prior written consent from ESGL, the De Tomaso Shareholders shall not create or permit to exist any Encumbrance with respect to the Sale Shares owned or held by them.

7.5	During the Interim Period, without obtaining prior written consent from the De Tomaso Shareholders, ESGL shall not create or permit to exist any Encumbrance with respect to the Consideration Shares and, where applicable, the Earnout Shares.

7.6	During the Interim Period, DTA shall, and the De Tomaso Controlling Shareholders shall procure that DTA shall:

(a)	upon receipt of written request of any other Party, provide that Party and its directors, officers and professional advisers with reasonable access to information in connection with the business and operations of the De Tomaso Group; and

(b)	procure that FTAG and each Other Investor shall execute the Deed of Adherence and agree to sell all the Sale Shares held by it.

7.7	DTA shall use best efforts to procure (a) IDIADA Automotive Technology S.A. to acknowledge in writing the validity of all subsisting service contracts, development agreements and support agreements entered into therewith; and (b) the signing of the supply contract with HWA AG.

7.8	The Parties acknowledge and agree that effective upon the Closing, (a) ESGL’s Board shall consist of no less than six (6) directors. DTA shall be entitled to designate or cause to be designated no less than three (3) directors, at least two (2) of which shall be deemed independent in accordance with the applicable Nasdaq requirements. The chairman of ESGL’s Board shall be a representative nominated by DTA and shall be entitled to a casting vote if the votes are tied in a second vote. No less than three (3) directors of ESGL as at the date of this Agreement shall remain on ESGL’s Board immediately after the Closing, and at least two (2) of which shall be deemed independent in accordance with the applicable Nasdaq requirements; and (b) DTA shall be entitled to designate or cause to be designated representative(s) to the board of directors of any ESGL Subsidiary. ESGL shall procure all consents and approvals required to effect the change to ESGL’s Board and the board of directors of any ESGL Subsidiary pursuant to this Clause 7.8.

15

7.9	ESGL further undertakes and covenants the following during the Interim Period:

(a)	to (i) use its commercially reasonable efforts to ensure that ESGL remains listed as a public company on Nasdaq and (ii) file the Nasdaq Listing Application, in each case in compliance with all applicable Nasdaq rules and regulations;

(b)	to keep current and timely file all reports or information required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable legal requirements;

(c)	to take all reasonable actions necessary to cause ESGL to qualify as “foreign private issuer” as such term is defined under the Exchange Act Rule 3b-4 and to maintain such status through the Closing; and

(d)	to comply with all applicable laws, regulations and listing rules in relation to the signing of this Agreement and the consummation of the Acquisition and other transactions contemplated by this Agreement. The Parties shall furnish ESGL and its professional advisers with all information as may be reasonably requested in connection therewith.

7.10	At all times prior to the last Earnout Shares Issuance Date, ESGL shall keep available for issuance a sufficient number of unissued ESGL Shares to permit ESGL to satisfy its obligations to issue Earnout Shares as set forth in Clause 3(b) and shall take all actions required to increase the authorized number of ESGL Shares if at any time there shall be insufficient unissued ESGL Shares to permit such reservation.

7.11	The Parties shall use commercially reasonable efforts to cause ESGL to have at least three hundred (300) shareholders of record with each holding at least one hundred (100) shares of ESGL’s ordinary shares at the Closing.

7.12	Notwithstanding any party’s obligation under the CJ Dispute or the RB Dispute, in the event that the plaintiff under any of the CJ Dispute or the RB Dispute shall be awarded ESGL Shares as a result of the conclusion of the CJ Dispute or the RB Dispute (as the case may be), it shall be satisfied by the transfer of ESGL Shares held by the De Tomaso Controlling Shareholders to such plaintiff.

7.13	As promptly as practicable after signing of this Agreement, ESGL shall prepare and file a Current Report on Form 6-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 6-K”), content of which shall be reviewed and agreed by DTA prior to filing.

7.14	At least five (5) days prior to the Closing Date, ESGL shall provide DTA with a draft Current Report on Form 6-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Acquisition pursuant to Form 6-K (the “Closing Form 6-K”). As soon as practicable after the Closing, ESGL shall file the Closing Form 6-K with the SEC, with the form and content to be agreed by ESGL and DTA. ESGL and DTA may issue such press release in relation to the Acquisition from time to time as they consider necessary with the form and content to be mutually agreed by ESGL and DTA.

7.15	In connection with the preparation of the Signing Form 6-K, the Closing Form 6-K and any press release in relation to the Acquisition as may be mutually agreed by ESGL and DTA, or any other statement, filing notice or application made by or on behalf of ESGL or DTA to any governmental entity, or any other public statement or announcement, in connection with the Acquisition (each, a “Reviewable Document”), and for such other reasonable purposes, each of ESGL and DTA shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of ESGL to be elected effective as of the Closing) and such other matters as may be reasonably necessary or advisable in connection with the Acquisition. At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by either ESGL or DTA, the other Party shall be given an opportunity to review and comment upon such Reviewable Document and give its prior written consent to the form thereof, such consent not to be unreasonably withheld, and each Party shall accept and incorporate all reasonable comments from the other Party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof.

16

Prior to the Closing Date (i) ESGL and DTA shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstances which should be described in an amendment or supplement to a Reviewable Document that has been filed with the SEC, and (ii) ESGL and DTA shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments from the SEC on, or of any written or oral request by the SEC for amendments or supplements to, any such Reviewable Document, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings. ESGL and DTA shall use their respective commercially reasonable efforts, after consultation with each other, to resolve all such requests or comments with respect to any Reviewable Document as promptly as reasonably practicable after receipt of any comments from the SEC. All correspondence and communications to the SEC made by ESGL or DTA with respect to the Acquisition or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Clause 7.15.

7.16	ESGL shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the ESGL Shares under this Agreement (i) in a manner that would require the registration under the Securities Act of the sale of the ordinary shares under this Agreement, or (ii) for purposes of the rules and regulations of Nasdaq or any other principal trading exchange or market on which any of the securities of ESGL are listed or designated such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

8.	IMPLEMENTATION OF ESOP

ESGL may, after the Closing Date and at the discretion of ESGL’s Board and the designated committee thereof, authorise and approve the adoption of the ESOP and allot and issue Award Shares and/or grant restricted share units to the Grantees pursuant to the ESOP. In the event that such ESOP is adopted, ESGL shall file a registration statement on Form S-8 (or other applicable form) with respect to the ESGL Shares issuable under the ESOP, and ESGL shall use reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as awards granted pursuant to the ESOP remain outstanding.

9.	INDEMNITY

9.1	Each Party (in such capacity, an “Indemnifier”) agrees and undertakes with each of the other Parties that it shall hold the other Parties and their Affiliates, and their respective directors, officers, employees, agents and representatives (collectively the “Indemnified Parties” and each an “Indemnified Party”) fully and effectually indemnified from and against any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which they (or any of them) may incur or which may be made against them (or any of them) as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation or any breach or alleged breach of any of the representations, warranties or undertakings of or by the Indemnifier contained in this Agreement. Such indemnity shall extend to include all charges and expenses which any of the Indemnified Parties may pay or incur in investigating, disputing or defending any claim or action or other proceedings in respect of which the Indemnifier is or may be liable to indemnify under this Clause 9 and all charges and expenses that are the subject of this indemnity shall be reimbursed by the Indemnifier(s) on demand from the relevant Indemnified Party.

9.2	In addition to and without prejudice to any other rights and remedies available to DTA and ESGL and notwithstanding any other provision in this Agreement, the De Tomaso Controlling Shareholders, on a joint and several basis, shall hold ESGL fully and effectually indemnified from and against any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands whatsoever (including but not limited to all expenses of investigation and enforcement of this indemnity and all legal and other advisers’ fees and expenses, on a full indemnity basis) which ESGL may incur or which may be made against ESGL, in connection with or arising from any of the matters as set out in the Disclosure Letter.

17

9.3	If any action, proceeding, claim or demand (“Claim”) shall be brought or asserted against an Indemnified Party in respect of which an Indemnifier is or may be liable to indemnify as herein provided, any such Indemnified Party shall notify such Indemnifier in writing, specifying in reasonable details the matter, event or default to which the Claim relates and the nature of such Claim, as soon as reasonably practicable, and shall employ such legal advisers as such Indemnified Party may select, except that failure to provide such notice to the Indemnifier shall not relieve the Indemnifier of its obligations hereunder unless the relevant Indemnifier is materially prejudiced thereby. The Indemnifier shall not be liable in respect of any settlement of any such action effected without its consent, which consent shall not be unreasonably withheld or delayed.

9.4	No Claims shall be made under or in respect of this Agreement if such Claim is attributable to:

(a)	any voluntary act, omission, transaction or arrangement carried out directly by the non-defaulting Party or on its behalf;

(b)	the promulgation of, or a change in, a law of regulation after Closing (whether or not that change has retrospective effect) and such promulgation or change is not contemplated or announced on or prior to Closing; or

(c)	a change in an accounting or tax policy or practice of any DT Group Company or ESGL Group Company introduced or having effect after Closing and such change is not contemplated or announced on or prior to Closing.

9.5	Notwithstanding the foregoing, in the event that (i) any Claim in relation to the CJ Dispute and/or the RB Dispute has been made against the De Tomaso Controlling Shareholders and such sum is settled in cash by the De Tomaso Controlling Shareholders pursuant to this Clause 9 (the “Indemnified Amount”), and (ii) the Capricorn Claim is concluded in favour of the De Tomaso Group, all of the amounts recovered by the De Tomaso Group under the Capricorn Claim, for an amount up to the Indemnified Amount, shall be paid to the De Tomaso Controlling Shareholders as soon as practicable.

9.6	This Clause 9 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of any other remedies for the breach of or misrepresentation under this Agreement or any other agreement contemplated herein.

9.7	Without prejudice to the De Tomaso Controlling Shareholders’ obligation under Clause 7.12, the aggregate liability of the De Tomaso Controlling Shareholders under this Agreement (including this Clause 9) shall not exceed US$500,000.

9.8	No Party shall be liable in respect of any Claim unless each individual loss suffered or incurred subject to such Claim exceeds US$100,000 and the aggregate amount of all such qualifying losses which may be presented under this Agreement exceeds US$200,000, in which case subject to Clause 9.7 (if applicable), the full amount of such qualifying losses shall be recoverable.

9.9	The representations and warranties contained in or made pursuant to this Agreement, and the indemnification obligations contained in this Clause 9 with respect thereto, shall survive for 18 months after the Closing Date (save that the representations and warranties and the indemnification obligations in relation to the CJ Dispute and/or the RB Dispute shall survive until their respective conclusion), after which no Claims shall be brought or asserted by any Indemnified Party against an Indemnifier under or in respect of this Agreement. Notwithstanding the foregoing, those representations and warranties relating to compliance of applicable law (including tax-related applicable law) and the corresponding indemnification obligations shall survive indefinitely so long as the relevant governmental authorities or any other person have the right to impose fines or claim any payments under applicable law.

18

10.	CONFIDENTIALITY

10.1	Subject to the other provisions under this Clause 10, each Party shall keep strictly confidential and not disclose or use, and shall ensure that its respective Affiliates and its respective officers, employees, agents and professional and other advisers keep strictly confidential and not disclose or use, any documents, materials and other information in whatever form, whether technical or commercial, received or obtained by it as a result of entering into this Agreement which relates to:

(a)	the business, financial or other affairs (including future plans and targets) of the De Tomaso Group and/or the ESGL Group (as the case may be);

(b)	the existence or terms of this Agreement or any transaction contemplated by this Agreement; or

(c)	any discussions or negotiations with regard to this Agreement or any transaction contemplated by this Agreement.

10.2	Without limiting the generality of the foregoing, no Party may make any disclosure or divulge any information without the consent of such Party that would be identified or would otherwise reasonably be affected by such disclosure or divulgence concerning the terms herein.

10.3	The obligation of confidentiality under Clause 10.1 shall not prohibit disclosure or use of any information if and to the extent that:

(a)	the disclosure or use is required by law, rules or regulations or by any securities exchange or regulatory or governmental body having jurisdiction over the disclosing Party or its Affiliates, wherever situated, and whether or not the requirement has the force of law, including but not limited to the applicable U.S. securities laws and the Nasdaq Listing Rules;

(b)	the disclosure or use is required to vest the full benefit of this Agreement in the receiving Party;

(c)	the disclosure or use is required for the purpose of any judicial, arbitration or other similar proceedings arising out of this Agreement, the disclosure is reasonably required to be made to a taxation authority in connection with the taxation affairs of the receiving Party or the disclosure is reasonably required for the purpose of preparing any statutory accounts of the receiving Party;

(d)	the disclosure is made to the Affiliates of the receiving Party, or to the directors, officers, employees, agents and professional and other advisers (or any of them) of the receiving Party or its Affiliates, where such Person has a business-related need to have access to the Confidential Information on terms that such Person undertakes to comply with the provisions of Clause 10 in respect of such information as if they were a party to this Agreement and the Party disclosing such information to such Person shall be liable for any breach of this Clause 10 by such Person; or

(e)	the disclosing Party has given prior written approval to the disclosure or use, provided that prior to disclosure or use of any information pursuant to Clause 10.3(c) (except in the case of disclosure to a taxation authority), the receiving Party concerned shall give reasonable prior written notice to the disclosing Party (including a copy of any relevant written request which may exist) and the information is disclosed in a manner that is designed to preserve its confidential nature to the extent permitted by law, if on the receipt of such a notice a Party wishes to take action to oppose or limit such potential disclosure or seek a protective order in respect of the information required to be disclosed, it may do so at its own cost and the receiving Party shall provide it with any reasonable assistance required.

19

10.4	If any Party is required to make any announcement in relation to this Agreement pursuant to Clause 10.3 (a), where permissible, such Party shall inform the other Parties and obtain their consent to such announcement as soon as practicable (which consent shall not be unreasonably withheld or delayed), and upon such Party’s request, the other Parties shall provide all relevant information relating to themselves within their knowledge or in their possession as may be reasonably necessary or as may be required by the relevant stock exchange or regulatory body to be included in the announcement.

10.5	Each Party shall inform any agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:

(a)	to keep it confidential; and

(b)	not to disclose it to any third party (other than those Persons to whom it has already been disclosed in accordance with the terms of this Agreement).

10.6	Each Party is responsible for any breach of this Clause 10 by the Person to whom the Confidential Information is disclosed.

10.7	The provisions of this Clause 10 shall continue to apply for three (3) years after termination of this Agreement.

11.	NOTICES

11.1	Each notice, demand or other communication given or made under this Agreement shall be in writing and deemed validly given or served if delivered or sent to the Parties at the address or email address set out below (or such other address as a Party has by five (5) Business Days’ prior written notice specified to the other Party).

ESGL:

Address:	101 Tuas South Avenue 2, Singapore 637226
Email:	queklc@env-solutions.com
Attention:	Quek Leng Chuang

DTA, DT MH and Ideal Team:

Address:	Unit 716, Spaces, 8 Queens Road East, Wan Chai, Hong Kong
Email:	norman.choi@detomaso-automobili.com
Attention:	Norman Choi

11.2	Any notice, demand or other communication so addressed to the relevant Party shall take effect, in the case of a letter sent by courier, at the time of delivery, or if sent by email, upon the receipt by the sender of the confirmation note indicating that the notice or communication has been sent in full to the recipient’s email address, or such other similar medium of confirmation.

12.	ASSIGNMENT

12.1	None of the rights or obligations under this Agreement shall not be assignable by any Party except with the prior written consent of the other Parties, and in that event, this Agreement shall thereafter be read and construed and shall have the effect as if the assignee were a Party thereto.

12.2	Any purported transfer in contravention of this Clause 12 shall be null and void ab initio. This Agreement shall be binding on and enure to the benefit of the parties thereto and their successors and permitted assigns.

20

13.	TIME IS OF THE ESSENCE

Time shall be of the essence of this Agreement both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this Agreement or by agreement in writing among the Parties.

14.	FURTHER ASSURANCES

At any time after the date of this Agreement, the Parties shall, and shall use all commercially reasonable efforts to procure that any necessary third party shall, at the cost of the relevant Party, execute such documents and do such acts and things as a Party may reasonably require for the purpose of carrying into effect or giving to that Party the full benefit of all the provisions of this Agreement and the transactions contemplated hereunder.

15.	REMEDIES

The Parties agree that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the Parties shall be entitled to specific performance or injunctive relief (as appropriate) as a remedy for any breach or threatened breach of this Agreement, in addition to any other remedies available at law or in equity. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

16.	AMENDMENTS

This Agreement may not be altered, amended, modified, superseded, cancelled or terminated except by an express written agreement duly executed by the Parties which makes specific reference to this Agreement.

17.	WAIVER

No failure of each Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a “Right”) will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. The Rights provided in this Agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

18.	SURVIVING PROVISIONS

Without prejudice to Clause 5.4, all the Surviving Provisions shall remain binding on the Parties notwithstanding any Closing and/or any rescission or termination of this Agreement by any Party and any rights or obligations of the Parties in respect of any breach of this Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

19.	WHOLE AGREEMENT

So far as is permitted by law and except in the case of fraud, this Agreement (together with any documents referred to herein) constitutes the whole agreement among the Parties relating to the subject matter hereof as at the date of this Agreement and supersedes any previous written or oral agreement among the Parties in relation to the matters dealt with in this Agreement.

21

20.	SEVERANCE

If any provision of this Agreement or part thereof shall be held to be or is rendered void, illegal or unenforceable by any court or any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement.

21.	COUNTERPARTS

This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by email or electronic transmission) and each counterpart shall be as valid and effectual as if executed as an original.

22.	COSTS

Each Party shall bear its own fees, costs and expenses incurred in relation to the negotiation, preparation, review and/or execution (where applicable) of this Agreement, any due diligence exercise and/or other matters (including Closing) incidental to any of the foregoing.

23.	THIRD PARTY RIGHTS

A Person who is not a Party shall have no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Agreement.

24.	GOVERNING LAW

24.1	The validity, construction and performance of the terms set out in this Agreement shall be governed by and construed in accordance with the laws of Singapore, without reference to its conflict of laws provisions.

24.2	Any dispute, controversy or claim arising out of or relating to this Agreement shall be subject to the non-exclusive jurisdiction of the courts in Singapore. Each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of the courts in Singapore.

22

IN WITNESS HEREOF this Agreement has been executed by the Parties on the date and year first above written.

SIGNED by	)
QUEK LENG CHUANG	)
for and on behalf of	) /s/ Quek Leng Chuang
ESGL HOLDINGS LIMITED	)
)
in the presence of:
/s/ Ho Shian Ching

SIGNED by	)
CHOI SUNG FUNG	)
for and on behalf of	) /s/ Choi Sung Fung
DE TOMASO AUTOMOBILI HOLDINGS LIMITED	)
)
in the presence of:
/s/ Diana Majcher

SIGNED by	)
CHOI SUNG FUNG	)
for and on behalf of	) /s/ Choi Sung Fung
DE TOMASO AUTOMOBILI HOLDINGS LIMITED	)
)
in the presence of:
/s/ Diana Majcher

SIGNED by	)
CHOI SUNG FUNG	)
for and on behalf of	) /s/ Choi Sung Fung
IDEAL TEAM VENTURES LIMITED	)
)
in the presence of:
/s/ Diana Majcher

Schedule 1

Particulars of ESGL Group

[intentionally omitted]

Sch 3 - 1

Schedule 2

Particulars of De Tomaso Group

[intentionally omitted]

Sch 3 - 2

Schedule 3

Part A

Sale Shares, Consideration Shares and Lock-up Period

[intentionally omitted]

Part B

Performance Targets

FY2025	36 units of De Tomaso vehicles being delivered to and accepted by its customers in the year
FY2026	74 units of De Tomaso vehicles being delivered to and accepted by its customers in the year

Part C

Earnout Shares

Number of Earnout Shares to be allotted and issued by ESGL upon satisfaction of Performance Targets
FY2025	5% of the number of the Consideration Shares
FY2026	5% of the number of the Consideration Shares

Sch 3 - 3

Schedule 4

Part A

(I) De Tomaso Shareholders’ Warranties

1	Authority

1.1	Each De Tomaso Shareholder is a company duly incorporated under the laws of its jurisdiction of incorporation.

1.2	Each De Tomaso Shareholder has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by the De Tomaso Shareholders pursuant to or in connection with this Agreement, which when executed will constitute valid and binding obligations on the De Tomaso Shareholders, in accordance with their respective terms.

1.3	Each De Tomaso Shareholder has taken all necessary corporation actions to authorise the entry into and performance of this Agreement and any other documents to be executed by the De Tomaso Shareholders pursuant to or in connection with this Agreement, and such actions remain in full force and effect. The De Tomaso Shareholders (either by themselves or through their representatives) who have signed this Agreement and any other documents to be executed by the De Tomaso Shareholder pursuant to or in connection with this Agreement have the full power or authority to do so by or on behalf of the De Tomaso Shareholders.

1.4	All approvals, registrations and filings with the governmental authorities and all other consents, authorisations and approvals (or, as the case may be, the relevant waiver(s)) necessary for each De Tomaso Shareholder to enter into this Agreement and any other documents to be executed by the De Tomaso Shareholders pursuant to or in connection with this Agreement and to perform their obligations thereunder have been obtained.

2	No Breach

The execution and delivery of, and the performance by each De Tomaso Shareholder of its obligations under this Agreement and any other documents to be executed by each De Tomaso Shareholder pursuant to or in connection with this Agreement will not and are not likely to:

(a)	result in a breach of the articles of association or any other constitutional documents of the relevant De Tomaso Shareholder;

(b)	result in a breach of, require any consent under or give any third party a right to terminate, accelerate or modify, or result in the creation or enforcement of any Encumbrance under any agreement, licence or other instrument to which the relevant De Tomaso Shareholder is a party; or

(c)	result in a breach of any law or regulation or any judgment, order, decree or directive of any court, governmental authority or regulatory body to which either the relevant De Tomaso Shareholder is a party or by which either the relevant De Tomaso Shareholder or any of its assets are bound.

3	SHARE CAPITAL AND OWNERSHIP OF Sale Shares

3.1	Immediately prior to the Closing, each De Tomaso Shareholder shall be the sole legal and beneficial owner of its respective portion of the Sale Shares.

3.2	The Sale Shares represent the entire issued share capital of DTA and are Shares credited as fully paid, properly and validly allotted and issued, and free of Encumbrances and with the right to receive all dividends and distributions which may be declared, made and paid.

3.3	There are no agreements or commitments outstanding which call for the issue of any Shares, local stock or debentures in or other securities of DTA or accord to any Person the right to call for the issue of any such Shares, loan stock or debentures or other securities.

Sch 4 - 1

4	STATUS AND INVESTMENT INTENT

4.1	Each De Tomaso Shareholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of ESGL, and it is capable of bearing the economic risks of such investment, including a complete loss of its investment.

4.2	Each De Tomaso Shareholder is subscribing for shares of ESGL under this Agreement for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. It does not have any present intention of distributing any of such shares nor any direct or indirect arrangement, or understanding with any other Person to distribute, or regarding the distribution of such shares in violation of the Securities Act or any other applicable state securities law.

4.3	Each De Tomaso Shareholder acknowledges that the Consideration Shares and the Earnout Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Each De Tomaso Shareholder further acknowledges that, absent an effective registration under the Securities Act, such shares may only be offered, sold or otherwise transferred to (i) ESGL, (ii) outside the U.S. in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

4.4	Each De Tomaso Shareholder acknowledges that (i) it is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act, (ii) in issuing the Consideration Shares and, where applicable, the Earnout Shares to the De Tomaso Shareholder pursuant hereto, ESGL is relying upon the exemption from registration provided by Regulation S under the Securities Act applicable to an offshore transaction, and (iii) the certificate(s) representing or evidencing the Consideration Shares and, where applicable, the Earnout Shares contain(s) a customary restrictive legend restricting the offer, sale or transfer of such shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

4.5	Neither any De Tomaso Shareholder nor any Person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a “U.S. person” (as defined in the Securities Act) with respect to the Consideration Shares and, where applicable, the Earnout Shares, and each De Tomaso Shareholder and any Person acting on its behalf has complied and will comply with the “offering restrictions” requirements under Regulation S.

Sch 4 - 2

(II) DTA’s Warranties

1	Authority

1.1	DTA has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by DTA pursuant to or in connection with this Agreement, which when executed will constitute valid and binding obligations on DTA, in accordance with their respective terms.

1.2	DTA has taken all necessary corporation actions to authorise the entry into and performance of this Agreement and any other documents to be executed by DTA pursuant to or in connection with this Agreement, and such actions remain in full force and effect. The representative(s) of DTA who has/have signed this Agreement and any other documents to be executed by DTA pursuant to or in connection with this Agreement have the full power or authority to do so by or on behalf of DTA.

1.3	All approvals, registrations and filings with the governmental authorities and all other consents, authorisations and approvals (or, as the case may be, the relevant waiver(s)) necessary for DTA to enter into this Agreement and any other documents to be executed by DTA pursuant to or in connection with this Agreement and to perform its obligations thereunder have been obtained.

2	No Breach

The execution and delivery of, and the performance by DTA of its obligations under this Agreement and any other documents to be executed by DTA pursuant to or in connection with this Agreement will not and are not likely to:

(a)	result in a breach of the articles of association or any other constitutional documents of any DT Group Company;

(b)	result in a breach of, require any consent under or give any third party a right to terminate, accelerate or modify, or result in the creation or enforcement of any Encumbrance under any agreement, licence or other instrument to which any DT Group Company is a party; or

(c)	result in a breach of any law or regulation or any judgment, order, decree or directive of any court, governmental authority or regulatory body to which either any DT Group Company is a party or by which either any DT Group Company or any of its assets are bound.

3	Corporate STATUS AND Information

3.1	Each DT Group Company is a company duly incorporated under the laws of its jurisdiction of incorporation.

3.2	The particulars of all the DT Group Companies set out in Schedule 2 are true, complete and accurate in all respects.

3.3	The Sale Shares represent the entire issued share capital of DTA as at the Closing Date and credited as fully paid, properly and validly allotted and issued, free from all Encumbrances and with the right to receive all dividends and distributions which may be declared, made and paid, and there is no agreement or commitment to give or create any Encumbrance over or affecting the Shares and no claim has been made by any Person to be entitled to any such Encumbrance.

3.4	There are no agreements or commitments outstanding which call for the allotment, conversion, issue, registration, sale, transfer, amortisation or repayment of any Shares, local stock or debentures in or other securities of DTA or accord to any Person the right to call for the allotment, conversion, issue, registration, sale, transfer, amortisation or repayment of any such Shares, loan stock or debentures or other securities.

Sch 4 - 3

3.5	There are no nominee or trust interests or other indirect ownership interests in any shares of DTA.

3.6	None of the DT Group Companies has:

(a)	any interests in or has agreed to acquire, any equity interests or share capital or other security of any other company or entity (wherever incorporated);

(b)	any rights or interests to exercise or control the exercise of any voting rights in, or to nominate any directors or veto, amend, modify, limit or add conditions to any resolution at general meetings of, any other company or entity (wherever incorporated); or

(c)	any branch, division or establishment outside the jurisdiction in which it is incorporated.

3.7	DTA has not given a power of attorney or any other authority which is still outstanding or effective to any Person to enter into any contract or commitment or to do anything on its behalf.

3.8	There have not been and are not any material breaches by any of the DT Group Companies of its constitutional document.

3.9	All DT Group Companies maintain all statutory books and other records in accordance with all applicable legal requirements, and such books and records contain up-to-date, complete and accurate records of all matters required to be dealt with therein.

4	Accuracy and Adequacy of Information Disclosed to ESGL

All information contained in this Agreement and all other information which has been given in writing or electronic form or made available by DTA or on behalf of DTA to ESGL or any of its agents, employees or professional advisers in the course of the negotiations leading to this Agreement or in the course of any due diligence or other investigation carried out by or on behalf of ESGL prior to entering into this Agreement was when given and remains true, complete and accurate in all material respects and not misleading and DTA is not aware of any fact or matter or circumstances not disclosed in writing to ESGL which renders any such information untrue and inaccurate in any material respects or misleading.

5	ACCOUNTS

The Accounts (i) have been prepared in accordance with applicable laws and the accounting principles, standards, practices and policies used in preparing such Accounts have been applied on a consistent basis, and (ii) give a true and fair view of the assets, liabilities and state of affairs of the De Tomaso Group at Accounts Date and of the profits or losses for the period ended on such date.

6	FINANCIAL OBLIGATIONS

6.1	Financial Facilities

Save as disclosed in the Disclosure Letter, none of the DT Group Companies has any outstanding loans, derivatives and hedging arrangements as at the date of this Agreement. There are no circumstances whereby the continuation of any such facilities might be prejudiced or affected as a result of a transaction effected by this Agreement.

Sch 4 - 4

6.2	Guarantees

There is no outstanding guarantee, indemnity, suretyship or security (whether or not legally binding) given by or for the benefit of any DT Group Company.

6.3	Off-Balance Sheet Financing

None of the DT Group Companies has outstanding loan capital, nor has it factored, discounted or authorised any of its debts, nor has it engaged in any financing of a type which would not be required to be shown or reflected in the accounts of DTA or borrowed any money which it has not repaid.

6.4	Grants and Subsidies

6.4.1	The entering into and the performance of any of this Agreement and any of the documents to be entered into pursuant to or in connection with this Agreement will not result in the forfeiture or repayment of any grant, subsidy or financial aid (if any).

6.4.2	There are no current applications for investment grants, loan subsidies or financial aid from any government authority being made by any DT Group Company.

6.5	Liabilities

There are no liabilities, whether actual or contingent, of the De Tomaso Group other than (a) liabilities disclosed or provided for in the Accounts, (b) liabilities incurred in, arising out of or incidental to the ordinary and usual course of business since the Accounts Date, none of which is material, or (c) liabilities disclosed elsewhere in this Agreement or the Disclosure Letter or information/ documents provided during the course of due diligence carried out by or on behalf of ESGL.

7	Assets

7.1	Real Properties and Buildings

7.1.1	None of the DT Group Companies owns any real property and buildings. The leases, tenancies, licences, concessions or agreements in relation to the use of the office premises of the De Tomaso Group are held under valid, subsisting and enforceable contracts, leases or other grants.

7.1.2	No default (or event which with notice or lapse of time, or both, would constitute a default) by any DT Group Company has occurred and is continuing under any of such leases, tenancies, licences, concessions or agreements.

7.1.3	There are no grounds for rescission, avoidance or repudiation of any of such leases, tenancies, licences, concessions or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

7.1.4	None of the DT Group Companies has notice of any claim of any nature that has been asserted by anyone adverse to their rights under such leases, tenancies, licences, concessions or agreements or negatively affecting their rights to the continued possession of such property or other assets.

7.2	Ownership of Assets

All assets included in the Accounts or acquired by the De Tomaso Group or which have otherwise arisen since the Accounts Date, other than any assets disposed of or realised in the ordinary and usual course of business:

(a)	are assets over which the De Tomaso Group has lawful ownership rights;

(b)	are, where capable of possession, in the possession or under the control of the De Tomaso Group;

(c)	are free from Encumbrances; and

(d)	are not the subject of any factoring arrangement, conditional sale or credit agreement.

Sch 4 - 5

7.3	Accounts Receivable

None of the accounts receivable by any DT Group Company which are included in the Accounts or which have subsequently arisen has been released on terms that the debtor has paid less than the full value of his/its debt, and all such debts have realised or will realise in the normal course of collection their full value as included in the Accounts or in the books of any DT Group Company after taking into account the provision for bad and doubtful debts made in the Accounts. For the avoidance of doubt, a debt shall not be regarded as realising its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is or may be void, voidable or otherwise liable to be reclaimed or set aside.

7.4	Plant and Machinery

The plant and machinery, vehicles and other equipment, where applicable, owned or used by the De Tomaso Group are in good repair and condition and in reasonable working order, have been regularly and properly maintained and are not dangerous, obsolete, inefficient or surplus to requirements.

7.5	Sufficiency of Assets

The property, rights and assets owned, or leased by the DT Group Companies comprise all the property, rights and assets necessary or convenient for the carrying on of the business of the De Tomaso Group fully and effectively in the manner in, and to the extent to, which it is presently being conducted.

8	Intellectual Property and Knowhow

8.1	Sufficiency of Intellectual Property Rights and Knowhow

The De Tomaso Group owns or has valid and enforceable licences to use all the Intellectual Property Rights and Knowhow necessary or convenient for the carrying on of the business of the De Tomaso Group fully and effectively in the manner in, and to the extent to, which it is or has been conducted at, or in the one (1) year immediately before, Closing.

8.2	Ownership of Intellectual Property Rights

8.2.1	All Intellectual Property Rights owned by or licensed to the DT Group Companies are:

(a)	valid, subsisting and enforceable and no act or omission has been done or not been done which may cause them to cease to be valid, subsisting and enforceable;

(b)	not subject to any claim or opposition from any Person as to title, validity, enforceability, or otherwise; and

(c)	free from any licence, Encumbrance, restriction on use or exploitation, option to buy or sell, or disclosure obligation.

8.2.2	The entry into or performance of this Agreement will not result in the termination of, or affect, any Intellectual Property Rights owned by or licensed to the DT Group Companies.

Sch 4 - 6

8.3	Registration

All application and renewal fees payable in respect of the registered Intellectual Property Rights owned by or licensed to the DT Group Companies has been paid. All other reasonable steps necessary to apply for, maintain and protect the registered rights have been taken. There are no grounds on which any registration or application for registration in respect of any such rights may be challenged, refused, forfeited or modified.

8.4	IP Licences

Save as disclosed in the Disclosure Letter, none of the DT Group Companies has granted nor is it obliged to grant any licences in respect of all or any part of the Intellectual Property Rights owned by it to third parties. There are no pending or threatened applications for licences of right, compulsory licences or equivalent relief in any jurisdiction in respect of such rights.

8.5	Infringement

8.5.1	The DT Group Companies have neither infringed nor been infringing the Intellectual Property Rights of any other Person.

8.5.2	No third party has infringed or is infringing the Intellectual Property Rights of the DT Group Companies.

8.6	Advertising and Marketing Materials

All advertising and marketing material used or proposed to be used in connection with the business of the De Tomaso Group complies with all legal and regulatory requirements in all material respects in all countries in which such material is used or proposed to be used. There are no grounds under which such material could be challenged or give rise to any complaint or liability for any reason whatsoever including, without limitation, defamation, trade libel, copyright, moral rights or any analogous law.

8.7	Assignment of rights

All Persons, including current and former employees, contractors or consultants, who have contributed to the development, creation or invention of any material Intellectual Property Rights owned or purported to be owned by the De Tomaso Group, have entered into valid and enforceable written agreements in which such persons have assigned to the De Tomaso Group any and all ownership interests or rights they may have in such Intellectual Property Rights.

9	Contracts

9.1	Capital Commitments

There are no capital commitments entered into or proposed by the DT Group Companies.

9.2	Contracts

9.2.1	All the contracts and agreements of whatsoever nature to which a DT Group Company is a party are legal, valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant DT Group Company and, save as disclosed in the Disclosure Letter, there are no circumstances likely to give rise to any breach of such terms, no grounds for rescission, avoidance or repudiation of any of the contracts or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

Sch 4 - 7

9.2.2	Save as disclosed in the Disclosure Letter, none of the DT Group Companies is a party to or subject to any contract, transaction, arrangement, understanding or obligation which:

(a)	is not in the ordinary and usual course of business;

(b)	is not wholly on an arm’s length basis;

(c)	is of a long-term nature that is, unlikely to have been fully performed, in accordance with its terms, more than six (6) months after the date on which it was entered into or undertaken or is incapable of termination in accordance with its terms by the DT Group Companies on six (6) months’ notice or less;

(d)	is of a loss-making nature (that is, known to be likely to result in loss on completion or performance);

(e)	cannot readily be fulfilled or performed without undue or unusual expenditure of money or effort;

(f)	restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit; and

(g)	involves an aggregate outstanding expenditure by it of more than US$100,000,000 (or the equivalent amount in other currencies), exclusive of tax.

9.3	Arrangements with Connected Persons

9.3.1	Save as disclosed in the Disclosure Letter, there is no indebtedness (actual or contingent) nor any indemnity, guarantee or security arrangement in the De Tomaso Group, any shareholder of DTA and any current or former employee, current or former director or any current or former consultant of any DT Group Company.

9.3.2	Save as disclosed in the Disclosure Letter, none of the DT Group Companies is or has been party to any contract, arrangement or understanding with any current or former employee, current or former director or any current or former consultant of such DT Group Company or any Person connected with any of such Persons or any Person connected with any of such Persons, or in which any such Person is interested (whether directly or indirectly).

9.4	Compliance with Agreements

9.4.1	All the contracts and all leases, tenancies, licences, concessions and agreements which are material to the business and operation of the De Tomaso Group and to which any DT Group Company is a party are valid, binding and enforceable obligations of such DT Group Company and the terms thereof have been complied with by such DT Group Company.

9.4.2	There are no grounds for rescission, avoidance or repudiation of any of such contracts or matters referred to in paragraph 9.4.1 and no notice of termination or of intention to terminate has been received in respect of any of them.

9.4.3	There are no contracts, agreements or arrangements to which any DT Group Company is a party that are illegal, registrable or notifiable under any of the laws or regulations of the jurisdiction in which it is incorporated or any other applicable laws.

Sch 4 - 8

9.5	Effect of Acquisition

Neither the entry into, nor compliance with, nor completion of this Agreement nor the entry into, compliance with, or completion of the transactions contemplated by this Agreement will, or is likely to:

(a)	cause any DT Group Company to lose the benefit of any right or privilege it presently enjoys;

(b)	cause any Person who normally does business with or gives credit to any DT Group Company not to continue to do so on the same basis;

(c)	cause any management personnel of the De Tomaso Group to leave his or her employment, prejudicially affect the attitude or action of government authorities, major customers and suppliers with regard to the De Tomaso Group; or

(d)	result in a breach of, or give any third party a right to terminate or vary, or result in any Encumbrance under, any contract or arrangement to which any DT Group Company is a party.

10	Employees

10.1	Employees and Terms of Employment

10.1.1	The DT Group Companies have entered into employment contracts with all of their employees, and there is no labour or employment contract or agreement which has not been entered into pursuant to the requirements of the law of the jurisdiction in which it is incorporated or operates.

10.1.2	All agreements or arrangements relating to the employment of the employees of the DT Group Companies have been entered into on an arm’s length basis between the relevant parties.

10.1.3	There is no agreement or arrangement in place in any DT Group Company and any trade union or other organisation representing all, or any group of, employees of the relevant DT Group Company.

10.2	Termination of Employment

10.2.1	Since the Accounts Date, there have been no proposals to terminate the employment of the management personnel of the De Tomaso Group.

10.2.2	None of the DT Group Companies has made or agreed to make any payment or provided or agreed to provide any benefit to any employee or consultant or former employee or consultant of any DT Group Company or any dependant of any such Persons in connection with the actual or proposed termination or suspension of employment other than making payment in accordance with the provisions of the applicable employment laws, nor is it liable to make any such payment or to provide any such benefit.

10.3	Incentive Schemes

There are no share incentive, share option, profit sharing, bonus or other incentive arrangements for or affecting any employees or other workers or former employees or other former workers of the De Tomaso Group.

10.4	Pensions and Social Security Funds

10.4.1	No liability has been or may be incurred by any DT Group Company for breach of any obligation for contribution to any pension fund or any other social security funds so provided under the law of the jurisdiction in which it is incorporated or the competent authorities from time to time to which the DT Group Company is obliged to make contributions for its employees (together, the “social security funds”).

10.4.2	Other than under the social security funds, there are no pension, provident, superannuating or retirement benefit funds, schemes or arrangements under which any DT Group Company is obliged, whether contractually or otherwise, to provide to any of its employees or officers or former employees or officers or any spouse or other dependants of any such Person retirement benefits of any kind (which expression shall include benefits payable upon retirement, leaving service, death, disablement and any other benefits which are commonly provided for under provident or retirement schemes).

Sch 4 - 9

10.5	Compliance

The DT Group Companies have complied with their obligations to their employees and former employees, whether under the terms of their employment or under the law of the jurisdiction in which they are incorporated or operate.

11	Legal Compliance

11.1	Licences and Approvals

11.1.1	All licences, consents, authorisations, confirmations, certificates, approvals, registrations and filings (the “Approvals”) necessary for the due establishment of, the carrying on of the businesses and operations as now carried on and as previously carried on by the DT Group Companies have been obtained, are in full force and effect, do not contain conditions which would hinder the ordinary and usual course of business and have been and are being complied with.

11.1.2	There is no investigation, enquiry or proceeding, outstanding or anticipated, against any DT Group Company with respect to the Approvals, the conduct of the DT Group Companies’ business or the absence of any required internal policy or procedure. None of the DT Group Companies has received any notice or other communication from any government authority or regulatory body alleging that any DT Group Company has not obtained valid Approvals required for carrying on its business effectively as now carried on and as previously carried on by the DT Group Company in accordance with the law.

11.1.3	None of the Approvals or any conditions attached thereto has been breached.

11.1.4	None of the Approvals is likely to be suspended, cancelled, refused, modified or revoked or its renewal refused (whether as a result of the entry into or completion of this Agreement or the entry into or completion of the transactions contemplated by this Agreement or otherwise).

11.2	Compliance with Laws

11.2.1	The DT Group Companies are conducting, and have conducted, the De Tomaso Group’s business and hold all its assets in compliance with the applicable laws and regulations of the jurisdiction in which they were incorporated or operate, and are not in default of any statute, regulation, order, decree or judgment of any court or any government authority or regulatory body in such jurisdiction.

11.2.2	The DT Group Companies have not received any notice or other communication from any court, tribunal, arbitrator, government authority or regulatory body with respect to an alleged, actual or potential violation and/ or failure to comply with any such applicable laws or regulation, or requiring it to take or omit any action.

11.3	Regulatory Filings and Investigations

11.3.1	The DT Group Companies have filed all material reports, data and other information, applications and notices required to be filed with or otherwise provided to any government authority or regulatory body and no deficiencies material to the operations, financial condition, assets, properties, or the business of the DT Group Companies have been asserted by any governmental authority or regulatory body with respect to any such reports, data and other information, applications and notices filed with them.

Sch 4 - 10

11.3.2	Neither any DT Group Company nor any of its directors or employees has been investigated or audited by any government authority or regulatory body (in the case of any employee, in connection with any act or omission in the course of his employment), resulting in a government authority or regulatory body imposing any fines and/or penalties.

11.4	Anti-money Laundering

The DT Group Companies maintain adequate internal control procedures and policies to identify and prevent money laundering and undertakes appropriate money laundering compliance checks in order to identify its customers prior to accepting or conducting business with or accepting money from such customers.

11.5	No Questionable Payments

None of the directors, officers, agents, employees or other Persons acting on behalf of any DT Group Company has been party to the use of any of the assets of the DT Group Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or to the making of any direct or indirect unlawful payment to government officials or employees from such assets; to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets; to the making of any false or fictitious entries in the books or records of the DT Group Company; or to the making of any unlawful or undisclosed payment.

12	No Bribery

None of the DT Group Companies has taken, or caused to be taken, or will take, or cause to be taken, directly or indirectly, any action, including without limitation (a) any contribution, payment or gift of funds or property to any official, employee or agent of any government authority or instrumentality, or (b) any contribution to any political party or any candidate for public office, either independently or as part of implementing any aspect of the transactions or actions contemplated in this Agreement, that, if such action had been taken directly by ESGL or any of its Affiliates, would, or could, (assuming such law, treaty or convention were directly applicable to such entity and any such treaty or convention had the force of law) cause ESGL or any of its Affiliates to be in violation of the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted by the Organisation for Economic Co-operation and Development or any other relevant law, treaty or convention relating to anti-bribery, anti-corruption or similar matters.

13	Anti-Competitive Agreements and Practices

The DT Group Companies are not a party to any agreement, arrangement or concerted practice or are or have been carrying on any practice:

(a)	which in whole or in part may contravene or may be invalidated by any anti-trust, fair trading, dumping, state aid, consumer protection or similar laws or regulations in any jurisdiction; or

(b)	in respect of which any approval, filing, registration or notification is required or is advisable pursuant to the applicable laws and regulations (whether or not the same has in fact been made).

Sch 4 - 11

14	Litigation

14.1	Current Proceedings

Save as disclosed in the Disclosure Letter, none of the DT Group Companies (or any Person for whose acts or defaults any DT Group Company may be vicariously liable) is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration.

14.2	Pending or Threatened Proceedings

No such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration referred to in paragraph 14.1 is pending or threatened by or against the DT Group Companies (or any Person for whose acts or defaults any DT Group Company may be vicariously liable).

14.3	Circumstances likely to lead to claims

There are no disputes, investigations, disciplinary proceedings or other circumstances likely to lead to any such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration referred to in paragraph 14.1.

14.4	No Court Orders

The DT Group Companies, nor any of the properties, assets or operations which they own or in which it is interested, is not subject to any continuing injunction, judgment or order of any court, arbitrator, government authority or regulatory body, nor in default under any order, licence, regulation or demand of any government authority or regulatory body or with respect to any order, suit, injunction or decree of any court.

15	Insurance

15.1	Particulars of Insurance

15.1.1	All the assets of the DT Group Companies which are material to the operation of the De Tomaso Group and are capable of being insured are insured to against risks normally insured against by companies carrying on similar businesses or owning assets of a similar nature.

15.1.2	The De Tomaso Group is adequately and effectively covered against accident, physical loss or damage, liability in relation to employees’ compensation, third party liability (including product liability), environmental liability (to the extent that insurance is reasonably available), and other risks normally covered by insurance by such companies in a similar status.

15.2	Details of Policies

In respect of the insurances referred to in paragraph 15.1:

(a)	all premiums and any related insurance premium taxes have been duly paid to date;

(b)	all the policies are in full force and effect, and there have been no cancellations or non-renewals of the policies;

(c)	no act, omission, misrepresentation or non-disclosure by or on behalf of any DT Group Company has occurred which makes any of these policies void, voidable or unenforceable; and

(d)	no circumstances have arisen which would render any of the policies void or unenforceable for illegality or otherwise;

(e)	there has been no breach of the terms, conditions and warranties of any of the policies by any DT Group Company that would entitle insurers to decline to pay all or any part of any claim made under the policies or to terminate any policy;

(f)	there are no special or unusual limits, terms, exclusions or restrictions in any of the policies; and

(g)	no circumstances exist which are likely to give rise to any increase in premiums.

Sch 4 - 12

15.3	Insurance Claims

15.3.1	None of the DT Group Companies has made any insurance claims in excess of US$100,000 (or the equivalent amount in other currencies) since its incorporation.

15.3.2	No insurance claim in excess of US$100,000 (or the equivalent amount in other currencies) is outstanding and no circumstances exist which are likely to give rise to any insurance claim.

15.4	Claims Refused

No claim has been refused or settled below the amount claimed.

16	Taxation

16.1	Compliance

16.1.1	The DT Group Companies have within the time limits prescribed by relevant law duly registered with the relevant taxation authority, duly paid all tax, made all returns, given all notices, supplied all other information required to be supplied to any Taxation authority and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and the none of the DT Group Companies is the subject of a back duty, additional tax or other tax investigation and there are no facts which are likely to cause such an investigation to be initiated and no notices of any dispute regarding tax recoverable from any DT Group Company or regarding the availability of any relief from tax to any DT Group Company have been served or made. The DT Group Companies have not, and have not at any time since the Accounts Date been, liable to pay any penalty or interest on any unpaid tax.

16.1.2	The DT Group Companies have made all deductions and withholdings in respect or on account of tax which they are required or entitled by any relevant legislation to make from any payments made by them. They have accounted in full to the relevant Taxation and fiscal authorities for any tax so deducted or withheld.

16.2	Returns, Information and Clearances

16.2.1	All returns, computations, notices and information which are or have been required to be made or given by the DT Group Companies for any taxation purpose (a) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct, and (b) none of them is, or is likely to be, the subject of any dispute with any taxation authorities.

16.2.2	The DT Group Companies are in possession of sufficient information to enable them to compute their liability to taxation insofar as it depends on any transaction occurring on or before Closing.

Sch 4 - 13

16.3	Taxation Claims, Liabilities and Reliefs

16.3.1	There is no liability to taxation in respect of which a claim could be made against DTA in connection with any DT Group Company and there are no circumstances likely to give rise to such a liability.

16.3.2	No relief (whether by way of deduction, reduction, set-off, exemption, postponement, roll-over, hold-over, repayment or allowance or otherwise) from, against or in respect of any taxation has been claimed and/ or given to any DT Group Company which could or might be effectively withdrawn, postponed, restricted, clawed back or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at or at any time after Closing.

16.3.3	None of the DT Group Companies has taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with any government authorities in relation to taxation.

16.4	Company Residence

Each DT Group Company has been and continues to be resident for tax purposes in the jurisdiction in which it is incorporated and nowhere else at all times since its incorporation.

16.5	Finance Leases

None of the DT Group Companies is or has been the lessor or the lessee under any finance lease of an asset. For the purposes of this paragraph, “finance lease” means any arrangements for the leasing of an asset which fall for the purposes of the accounts of DTA to be treated in accordance with normal accountancy practice as a finance lease or loan.

16.6	Indemnification

None of the DT Group Companies is a party to any agreement under which it is liable to indemnify any Person with respect to taxes or otherwise share liability to taxes with any Person.

16.7	Avoidance

None of the DT Group Companies has at any time been in breach of applicable laws, entered into, engaged in or been a party to or otherwise been involved in any transaction, scheme or arrangement for the avoidance of, or reduction in liability to, taxes.

17	Important Business Issues since the Accounts Date

Save as disclosed, since the Accounts Date as regards each DT Group Company:

(a)	there has been no material adverse change in its financial or trading position or prospects, and no event, fact or matter has occurred or is likely to occur which will or is likely to give rise to any such change;

(b)	its business has not been materially and adversely affected by any abnormal factor whether or not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

(c)	its business has been carried on as a going concern in the ordinary and usual course, without any interruption or alteration in its nature, scope or manner;

(d)	the business has not been materially and adversely affected by the loss of any important customer or source of supply and there are no facts or circumstances which are likely to give rise to any such effects. For these purposes, an important customer or source of supply means one which in any of the years immediately preceding the Accounts Date accounted for twenty (20) per cent or more (in the case of a customer) of the turnover of the De Tomaso Group (in the case of a source of supply) of the goods, services or equipment supplied to the De Tomaso Group;

(e)	the DT Group Company has not issued or agreed to issue any equity interest or any other security giving rise to a right over equity interest in it;

(f)	the DT Group Company has not redeemed or purchased or agreed to redeem or purchase any equity interest in it; and

(g)	the DT Group Company has not incurred any additional borrowings or incurred any other indebtedness.

Sch 4 - 14

18	Insolvency

18.1	None of the DT Group Companies is insolvent or unable to pay its debts when they become due, or is in liquidation under the applicable laws.

18.2	None of the DT Group Companies has proposed or intends to propose any arrangement of any type with its creditors or any group of creditors whether by court process or otherwise.

18.3	No outstanding petition has been presented, application made, proceedings commenced, resolution passed or meeting convened for the termination, liquidation, bankruptcy or dissolution of any DT Group Company any process been commenced whereby the business of any DT Group Company is terminated and the assets of the DT Group Company are distributed amongst the creditors or shareholders or other contributories of the DT Group Company or whereby the affairs, business or assets of the DT Group Company are managed by a Person appointed for the purpose by a court, government authority or similar body or by any creditor or the DT Group Company itself, nor has any such order or relief been granted or appointment made, and there are no cases or proceedings under any applicable insolvency, reorganisation, or similar laws in any jurisdiction concerning any DT Group Company and no events have occurred which, under the law of the jurisdiction in which it is incorporated or it operates, or other applicable laws, would justify any such cases or proceedings.

18.4	No liquidator, trustee, supervisor, nominee, custodian or similar official has been appointed in respect of the whole or any part of the business or assets of any DT Group Company nor has any step been taken for or with a view to the appointment of such a Person nor has any event taken place or is likely to take place as a consequence of which such an appointment might be made.

18.5	No creditor of any DT Group Company has taken, or is entitled to take any steps to enforce, or has enforced any security over any assets of the DT Group Company or is likely to do so in the immediate future.

18.6	None of the DT Group Companies is in default of any of its obligations in relation to any of its financial facilities which will constitute an event of default thereto.

18.7	None of the businesses or assets of any DT Group Company is the subject of any seizure, execution or other compulsory disposal procedure, either in whole or in part, no liquidation committee or similar body or Person has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of any DT Group Company and no step has been taken for or with a view to the appointment of such a body or Person.

18.8	No ruling declaring the insolvency of any DT Group Company has been made and no public announcement in respect of the same has been pronounced by a court of the jurisdiction in which it is incorporated.

18.9	There is no unfulfilled or unsatisfied judgment or order of a court of the jurisdiction in which it was incorporated or it operates outstanding against any DT Group Company.

Sch 4 - 15

Part B

ESGL’s Warranties

Save as disclosed in publicly available information:

1	Authority

1.1	ESGL has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by ESGL pursuant to or in connection with this Agreement, which when executed will constitute valid and binding obligations on ESGL, in accordance with their respective terms.

1.2	ESGL has taken all necessary corporation actions to authorise the entry into and performance of this Agreement and any other documents to be executed by ESGL pursuant to or in connection with this Agreement, and such actions remain in full force and effect. The representative(s) of ESGL who has/have signed this Agreement and any other documents to be executed by ESGL pursuant to or in connection with this Agreement have the full power or authority to do so by or on behalf of ESGL.

1.3	All approvals, registrations and filings with the governmental authorities and all other consents, authorisations and approvals (or, as the case may be, the relevant waiver(s)) necessary for ESGL to enter into this Agreement and any other documents to be executed by ESGL pursuant to or in connection with this Agreement and to perform its obligations thereunder will have been obtained by Closing.

2	No Breach

The execution and delivery of, and the performance by ESGL of its obligations under this Agreement and any other documents to be executed by ESGL pursuant to or in connection with this Agreement will not and are not likely to:

(a)	result in a breach of the articles of association or any other constitutional documents of any ESGL Group Company;

(b)	result in a breach of, require any consent under or give any third party a right to terminate, accelerate or modify, or result in the creation or enforcement of any Encumbrance under any agreement, licence or other instrument to which any ESGL Group Company is a party; or

(c)	result in a breach of any law or regulation or any judgment, order, decree or directive of any court, governmental authority or regulatory body to which either any ESGL Group Company is a party or by which either any ESGL Group Company or any of its assets are bound.

3	Corporate STATUS AND Information

3.1	ESGL is a company duly incorporated under the laws of Cayman Islands whose ordinary shares are registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq under the symbol “ESGL”. Each ESGL Subsidiary is a company duly incorporated under the laws of its jurisdiction of incorporation. None of ESGL or any of its Affiliates has taken any action to intentionally terminate the registration of ESGL’s ordinary shares under the Exchange Act. ESGL qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act. ESGL is not an issuer identified in Rule 144(i)(1)(i) of the Securities Act, or a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act.

3.2	The particulars of all the ESGL Group Companies set out in Schedule 1 are true, complete and accurate in all respects.

Sch 4 - 16

3.3	Upon their allotment and issue, the Consideration Shares and the Earnout Shares are shares of ESGL credited as fully paid, properly and validly allotted and issued, and rank pari passu in all respects with the existing shares of the same class of ESGL, free of Encumbrances and with the right to receive all dividends and distributions which may be declared, made and paid, and there is no agreement or commitment to give or create any Encumbrance over or affecting such shares and no claim has been made by any Person to be entitled to any such Encumbrance.

3.4	There are no agreements or commitments outstanding which call for the allotment, conversion, issue, registration, sale, transfer, amortisation or repayment of any shares, local stock or debentures in or other securities of ESGL or accord to any Person the right to call for the allotment, conversion, issue, registration, sale, transfer, amortisation or repayment of any such shares, loan stock or debentures or other securities.

3.5	To the best of the knowledge of the directors of ESGL, there are no nominee or trust interests or other indirect ownership interests in any shares of ESGL not disclosed to the public in its filings with the SEC.

3.6	None of the ESGL Group Companies has:

(a)	any interests in or has agreed to acquire, any equity interests or share capital or other security of any other company or entity (wherever incorporated);

(b)	any rights or interests to exercise or control the exercise of any voting rights in, or to nominate any directors or veto, amend, modify, limit or add conditions to any resolution at general meetings of, any other company or entity (wherever incorporated); or

(c)	any branch, division or establishment outside the jurisdiction in which it is incorporated.

3.7	ESGL has not given a power of attorney or any other authority which is still outstanding or effective to any Person to enter into any contract or commitment or to do anything on its behalf.

3.8	There have not been and are not any material breaches by any of the ESGL Group Companies of its constitutional document.

3.9	All ESGL Group Companies maintain all statutory books and other records in accordance with all applicable legal requirements, and such books and records contain up-to-date, complete and accurate records of all matters required to be dealt with therein.

3.10	There is no action or proceeding pending or, to the knowledge of ESGL, threatened against ESGL by Nasdaq or any other entity with respect to any intention by Nasdaq or such entity to prohibit or terminate the listing of ESGL’s ordinary shares on Nasdaq.

4	Accuracy and Adequacy of Information Disclosed to DTA AND THE DE TOMASO SHAREHOLDERS

4.1	All information contained in this Agreement and all other information which has been given in writing or electronic form or made available by ESGL or on behalf of ESGL to DTA and the De Tomaso Shareholders or any of their agents, employees or professional advisers in the course of the negotiations leading to this Agreement or in the course of any due diligence or other investigation carried out by or on behalf of DTA and the De Tomaso Shareholders prior to entering into this Agreement was when given and remains true, complete and accurate in all material respects and not misleading and ESGL is not aware of any fact or matter or circumstances not disclosed in writing to DTA and the De Tomaso Shareholders which renders any such information untrue and inaccurate in any material respects or misleading.

4.2	None of the information supplied or to be supplied by ESGL expressly for inclusion or incorporation by reference in any filings with the SEC and mailings to ESGL’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement or in any other Filed SEC Reports or Interim Period SEC Reports, will, at the date of its filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by ESGL or that is included in the Filed SEC Reports or Interim Period SEC Reports).

Sch 4 - 17

5	ACCOUNTS

The accounts of ESGL (i) have been prepared in accordance with applicable laws and the accounting policies used in preparing such accounts have been applied on a consistent basis, and (ii) give a true and fair view of the assets, liabilities and state of affairs of the ESGL Group at the relevant account date and of the profits or losses for the period ended on such date.

6	FINANCIAL OBLIGATIONS

6.1	Financial Facilities

Save as disclosed in ESGL’s consolidated audited accounts, none of the ESGL Group Companies has any outstanding loans, derivatives and hedging arrangements as at the date of this Agreement. There are no circumstances whereby the continuation of any such facilities might be prejudiced or affected as a result of a transaction effected by this Agreement.

6.2	Guarantees

Save for personal guarantees given by Quek Leng Chuang in relation to the outstanding bank loans as disclosed in ESGL’s consolidated audited accounts, there is no outstanding guarantee, indemnity, suretyship or security (whether or not legally binding) given by or for the benefit of any ESGL Group Company.

6.3	Off-Balance Sheet Financing

None of the ESGL Group Companies has outstanding loan capital, nor has it factored, discounted or authorised any of its debts, nor has it engaged in any financing of a type which would not be required to be shown or reflected in the accounts of ESGL or borrowed any money which it has not repaid.

6.4	Grants and Subsidies

6.4.1	The entering into and the performance of any of this Agreement and any of the documents to be entered into pursuant to or in connection with this Agreement will not result in the forfeiture or repayment of any grant, subsidy or financial aid (if any).

6.4.2	There are no current applications for investment grants, loan subsidies or financial aid from any government authority being made by any ESGL Group Company.

6.5	Liabilities

There are no liabilities, whether actual or contingent, of the ESGL Group other than liabilities disclosed or provided for in ESGL’s latest audited accounts published or disclosed elsewhere in the information/ documents provided during the course of due diligence carried out by or on behalf of DTA or the De Tomaso Shareholders.

Sch 4 - 18

6.6	Compliance and Internal Control

6.6.1	ESGL’s financial statements and notes contained or incorporated by reference in the Filed SEC Reports as of the date of this Agreement (the “ESGL Financial Statements”) fairly present, and those to be contained in or to be incorporated by reference in the Interim Period SEC Reports will fairly present, in all material respects the consolidated financial condition and the results of operations, changes in shareholders’ equity and cash flows of ESGL and the ESGL Subsidiaries as at the respective dates of, and for the periods referred to in, such financial statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material to the ESGL Group Companies, taken as a whole) and the absence of footnotes, and (i) (as of the date of this Agreement) were prepared and (as of the Closing Date) will be prepared in accordance with: (x) IFRS applied on a consistent basis during the periods involved; and (y) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material to the ESGL Group Companies, taken as a whole) and the absence of footnotes, (ii) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (iii) were prepared from the books and records of the ESGL Group Companies; and (iv) were prepared in good faith based upon reasonable assumptions made by ESGL on a basis consistent with the basis employed in such books and records for the relevant periods.

6.6.2	ESGL makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. ESGL has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the Nasdaq. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by ESGL in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

6.6.3	ESGL has established and maintained a system of internal controls over financial reporting that comply in all material respects with the requirements of the Exchange Act. Such internal controls are sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the accounting principles which have been consistently applied by ESGL, (ii) that transactions, receipts and expenditures of the ESGL Group Companies are being executed and made only in accordance with appropriate authorizations of management and directors of ESGL, (iii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with such accounting principles and to maintain accountability for assets, (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the ESGL Group Companies that could have a material effect on the financial statements, and (v) that accounts, notes and other receivables are recorded accurately. To the knowledge of ESGL, there is no (A) significant deficiency or material weakness in the system of internal controls over financial reporting of the ESGL Group Companies, (B) fraud, whether or not material, that involves ESGL’s management or other employees or Affiliates who have a significant role in the preparation of financial statements or the internal accounting controls utilized by ESGL, or (C) claim or allegation regarding any of the foregoing or any whistleblower complaint or report whether regarding the foregoing or any other matter.

6.6.4	There are no outstanding loans or other extensions of credit made by ESGL to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ESGL. ESGL has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Sch 4 - 19

7	Assets

7.1	Real Properties and Buildings

7.1.1	The leases, tenancies, licences, concessions or agreements in relation to the use of the office premises of the ESGL Group are held under valid, subsisting and enforceable contracts, leases or other grants.

7.1.2	No default (or event which with notice or lapse of time, or both, would constitute a default) by any ESGL Group Company has occurred and is continuing under any of such leases, tenancies, licences, concessions or agreements.

7.1.3	There are no grounds for rescission, avoidance or repudiation of any of such leases, tenancies, licences, concessions or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

7.1.4	None of the ESGL Group Companies has notice of any claim of any nature that has been asserted by anyone adverse to their rights under such leases, tenancies, licences, concessions or agreements or negatively affecting their rights to the continued possession of such property or other assets.

7.2	Ownership of Assets

All assets included in the or acquired by the ESGL Group or which have otherwise arisen since the date of its latest audited accounts, other than any assets disposed of or realised in the ordinary and usual course of business:

(a)	are assets over which the ESGL Group has lawful ownership rights;

(b)	are, where capable of possession, in the possession or under the control of the ESGL Group;

(c)	are free from Encumbrances; and

(d)	are not the subject of any factoring arrangement, conditional sale or credit agreement.

7.3	Accounts Receivable

None of the accounts receivable by any ESGL Group Company which are included in ESGL’s latest audited accounts or which have subsequently arisen has been released on terms that the debtor has paid less than the full value of his/its debt, and all such debts have realised or will realise in the normal course of collection their full value as included in its latest audited accounts or in the books of any ESGL Group Company after taking into account the provision for bad and doubtful debts made in its latest audited accounts. For the avoidance of doubt, a debt shall not be regarded as realising its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is or may be void, voidable or otherwise liable to be reclaimed or set aside.

7.4	Plant and Machinery

The plant and machinery, vehicles and other equipment, where applicable, owned or used by the ESGL Group are in good repair and condition and in reasonable working order, have been regularly and properly maintained and are not dangerous, obsolete, inefficient or surplus to requirements.

Sch 4 - 20

7.5	Sufficiency of Assets

The property, rights and assets owned, or leased by the ESGL Group Companies comprise all the property, rights and assets necessary or convenient for the carrying on of the business of the ESGL Group fully and effectively in the manner in, and to the extent to, which it is presently being conducted.

7.6	Bank Accounts

Save for the bank accounts opened in the name of Environmental Solutions (Asia) Pte Ltd, the ESGL Group does not have any bank accounts in any jurisdiction.

8	Intellectual Property and Knowhow

8.1	Sufficiency of Intellectual Property Rights and Knowhow

The ESGL Group owns or has valid and enforceable licences to use all the Intellectual Property Rights and Knowhow necessary or convenient for the carrying on of the business of the ESGL Group fully and effectively in the manner in, and to the extent to, which it is or has been conducted at, or in the one (1) year immediately before, Closing.

8.2	Ownership of Intellectual Property Rights

8.2.1	All Intellectual Property Rights owned by or licensed to the ESGL Group Companies are:

(a)	valid, subsisting and enforceable and no act or omission has been done or not been done which may cause them to cease to be valid, subsisting and enforceable;

(b)	not subject to any claim or opposition from any Person as to title, validity, enforceability, or otherwise; and

(c)	free from any licence, Encumbrance, restriction on use or exploitation, option to buy or sell, or disclosure obligation.

8.2.2	The entry into or performance of this Agreement will not result in the termination of, or affect, any Intellectual Property Rights owned by or licensed to the ESGL Group Companies.

8.3	Registration

All application and renewal fees payable in respect of the registered Intellectual Property Rights owned by or licensed to the ESGL Group Companies has been paid. All other reasonable steps necessary to apply for, maintain and protect the registered rights have been taken. There are no grounds on which any registration or application for registration in respect of any such rights may be challenged, refused, forfeited or modified.

8.4	IP Licences

None of the ESGL Group Companies has granted nor is it obliged to grant any licences in respect of all or any part of the Intellectual Property Rights owned by it. There are no pending or threatened applications for licences of right, compulsory licences or equivalent relief in any jurisdiction in respect of such rights.

8.5	Infringement

8.5.1	The ESGL Group Companies have neither infringed nor been infringing the Intellectual Property Rights of any other Person.

8.5.2	No third party has infringed or is infringing the Intellectual Property Rights of the ESGL Group Companies.

Sch 4 - 21

8.6	Advertising and Marketing Materials

All advertising and marketing material used or proposed to be used in connection with the business of the ESGL Group complies with all legal and regulatory requirements in all material respects in all countries in which such material is used or proposed to be used. There are no grounds under which such material could be challenged or give rise to any complaint or liability for any reason whatsoever including, without limitation, defamation, trade libel, copyright, moral rights or any analogous law.

8.7	Assignment of rights

All Persons, including current and former employees, contractors or consultants, who have contributed to the development, creation or invention of any material Intellectual Property Rights owned or purported to be owned by the ESGL Group, have entered into valid and enforceable written agreements in which such Persons have assigned to the ESGL Group any and all ownership interests or rights they may have in such Intellectual Property Rights.

9	Contracts

9.1	Capital Commitments

Save as disclosed in ESGL’s consolidated audited accounts, there are no capital commitments entered into or proposed by the ESGL Group Companies.

9.2	Contracts

9.2.1	All the contracts and agreements of whatsoever nature to which an ESGL Group Company is a party are legal, valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant ESGL Group Company and there are no circumstances likely to give rise to any breach of such terms, no grounds for rescission, avoidance or repudiation of any of the contracts or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

9.2.2	None of the ESGL Group Companies is a party to or subject to any contract, transaction, arrangement, understanding or obligation which:

(a)	is not in the ordinary and usual course of business;

(b)	is not wholly on an arm’s length basis;

(c)	is of a long-term nature that is, unlikely to have been fully performed, in accordance with its terms, more than six (6) months after the date on which it was entered into or undertaken or is incapable of termination in accordance with its terms by the ESGL Group Companies on six (6) months’ notice or less;

(d)	is of a loss-making nature (that is, known to be likely to result in loss on completion or performance);

(e)	cannot readily be fulfilled or performed without undue or unusual expenditure of money or effort; or

(f)	restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit.

Sch 4 - 22

9.3	Arrangements with Connected Persons

9.3.1	Save for (a) outstanding loans owing to certain shareholders of ESGL and (b) personal guarantees given by Quek Leng Chuang in relation to the outstanding bank loans as disclosed in ESGL’s consolidated audited accounts, there is no indebtedness (actual or contingent) nor any indemnity, guarantee or security arrangement in the ESGL Group, any shareholder of ESGL and any current or former employee, current or former director or any current or former consultant of any ESGL Group Company.

9.3.2	None of the ESGL Group Companies is or has been party to any contract, arrangement or understanding with any current or former employee, current or former director or any current or former consultant of such ESGL Group Company or any Person connected with any of such Persons or any Person connected with any of such Persons, or in which any such Person is interested (whether directly or indirectly).

9.4	Compliance with Agreements

9.4.1	All the contracts and all leases, tenancies, licences, concessions and agreements which are material to the business and operation of the ESGL Group and to which any ESGL Group Company is a party are valid, binding and enforceable obligations of such ESGL Group Company and the terms thereof have been complied with by such ESGL Group Company.

9.4.2	There are no grounds for rescission, avoidance or repudiation of any of such contracts or matters referred to in paragraph 9.4.1 and no notice of termination or of intention to terminate has been received in respect of any of them.

9.4.3	There are no contracts, agreements or arrangements to which any ESGL Group Company is a party that are illegal, registrable or notifiable under any of the laws or regulations of the jurisdiction in which it is incorporated or any other applicable laws.

9.5	Effect of Acquisition

Neither the entry into, nor compliance with, nor completion of this Agreement nor the entry into, compliance with, or completion of the transactions contemplated by this Agreement will, or is likely to:

(a)	cause any ESGL Group Company to lose the benefit of any right or privilege it presently enjoys;

(b)	cause any Person who normally does business with or gives credit to any ESGL Group Company not to continue to do so on the same basis;

(c)	cause any management personnel of the ESGL Group to leave his or her employment, prejudicially affect the attitude or action of government authorities, major customers and suppliers with regard to the ESGL Group; or

(d)	result in a breach of, or give any third party a right to terminate or vary, or result in any Encumbrance under, any contract or arrangement to which any ESGL Group Company is a party.

10	Employees

10.1	Employees and Terms of Employment

10.1.1	The ESGL Group Companies have entered into employment contracts with all of their employees, and there is no labour or employment contract or agreement which has not been entered into pursuant to the requirements of the law of the jurisdiction in which it is incorporated or operates.

10.1.2	All agreements or arrangements relating to the employment of the employees of the ESGL Group Companies have been entered into on an arm’s length basis between the relevant parties.

10.1.3	There is no agreement or arrangement in place in any ESGL Group Company and any trade union or other organisation representing all, or any group of, employees of the relevant ESGL Group Company.

Sch 4 - 23

10.2	Termination of Employment

10.2.1	Since the date of ESGL’s latest audited accounts, there have been no proposals to terminate the employment of the management personnel of the ESGL Group.

10.2.2	None of the ESGL Group Companies has made or agreed to make any payment or provided or agreed to provide any benefit to any employee or consultant or former employee or consultant of any ESGL Group Company or any dependant of any such Persons in connection with the actual or proposed termination or suspension of employment other than making payment in accordance with the provisions of the applicable employment laws, nor is it liable to make any such payment or to provide any such benefit.

10.3	Incentive Schemes

Save for the ESGL Existing ESOP, there are no share incentive, share option, profit sharing, bonus or other incentive arrangements for or affecting any employees or other workers or former employees or other former workers of the ESGL Group.

10.4	Pensions and Social Security Funds

10.4.1	No liability has been or may be incurred by any ESGL Group Company for breach of any obligation for contribution to any pension fund or any other social security funds so provided under the law of the jurisdiction in which it is incorporated or the competent authorities from time to time to which the ESGL Group Company is obliged to make contributions for its employees (together, the “social security funds”).

10.4.2	Other than under the social security funds, there are no pension, provident, superannuating or retirement benefit funds, schemes or arrangements under which any ESGL Group Company is obliged, whether contractually or otherwise, to provide to any of its employees or officers or former employees or officers or any spouse or other dependants of any such Person retirement benefits of any kind (which expression shall include benefits payable upon retirement, leaving service, death, disablement and any other benefits which are commonly provided for under provident or retirement schemes).

10.5	Compliance

The ESGL Group Companies have complied with their obligations to their employees and former employees, whether under the terms of their employment or under the law of the jurisdiction in which they are incorporated or operate.

11	Legal Compliance

11.1	Licences and Approvals

11.1.1	All Approvals necessary for the due establishment of, the carrying on of the businesses and operations as now carried on and as previously carried on by the ESGL Group Companies have been obtained, are in full force and effect, do not contain conditions which would hinder the ordinary and usual course of business and have been and are being complied with.

11.1.2	There is no investigation, enquiry or proceeding, outstanding or anticipated, against any ESGL Group Company with respect to the Approvals, the conduct of the ESGL Group Companies’ business or the absence of any required internal policy or procedure. None of the ESGL Group Companies has received any notice or other communication from any government authority or regulatory body alleging that any ESGL Group Company has not obtained valid Approvals required for carrying on its business effectively as now carried on and as previously carried on by the ESGL Group Company in accordance with the law.

Sch 4 - 24

11.1.3	None of the Approvals or any conditions attached thereto has been breached.

11.1.4	None of the Approvals is likely to be suspended, cancelled, refused, modified or revoked or its renewal refused (whether as a result of the entry into or completion of this Agreement or the entry into or completion of the transactions contemplated by this Agreement or otherwise).

11.2	Compliance with Laws

11.2.1	The ESGL Group Companies are conducting, and have conducted, the ESGL Group’s business and hold all its assets in compliance with the applicable laws and regulations of the jurisdiction in which they were incorporated or operate, and are not in default of any statute, regulation, order, decree or judgment of any court or any government authority or regulatory body in such jurisdiction.

11.2.2	The ESGL Group Companies have not received any notice or other communication from any court, tribunal, arbitrator, government authority or regulatory body with respect to an alleged, actual or potential violation and/ or failure to comply with any such applicable laws or regulation, or requiring it to take or omit any action.

11.3	Regulatory Filings and Investigations

11.3.1	Save for ESGL’s Form 20-F for the year ended 31 December 2023 which was not timely filed, the ESGL Group Companies have timely filed all material reports, data and other information, applications and notices required to be filed with or otherwise provided to any government authority or regulatory body and no deficiencies material to the operations, financial condition, assets, properties, or the business of the ESGL Group Companies have been asserted by any governmental authority or regulatory body with respect to any such reports, data and other information, applications and notices filed with them.

11.3.2	Neither any ESGL Group Company nor any of its directors or employees has been investigated or audited by any government authority or regulatory body (in the case of any employee, in connection with any act or omission in the course of his employment), resulting in a government authority or regulatory body imposing any fines and/or penalties.

11.3.3	Save for ESGL’s Form 20-F for the year ended 31 December 2023 which was not timely filed, ESGL has timely (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) filed or furnished all registration statements, forms, reports, schedules, statements and other documents together with any amendments, restatements or supplements thereto required to be filed or furnished by ESGL with the SEC under the Exchange Act or the Securities Act (all of the foregoing filed prior to the date of this Agreement, the “Filed SEC Reports”) since ESGL’s formation under the Exchange Act or the Securities Act, and will have timely filed or furnished all such forms, reports, schedules, statements and other documents required to be filed or furnished subsequent to the date of this Agreement through the Closing Date (the “Interim Period SEC Reports”). Except to the extent such Filed SEC Reports are available on the SEC’s website through EDGAR, ESGL has delivered to DTA copies, in the form filed with or furnished to the SEC, of all Filed SEC Reports.

Sch 4 - 25

11.3.4	With respect to all agreements, documents and other instruments that previously had been filed by ESGL with the SEC, to the extent there is any amendment and modification thereto currently in effect which has not been filed or furnished by ESGL with the SEC, ESGL has disclosed or provided true and complete copies of such amendments and modifications to the De Tomaso Shareholders. As of their respective filing dates and except to the extent corrected by a subsequent Filed SEC Report, (i) the Filed SEC Reports did not, and the Interim Period SEC Reports will not, contain, when filed or furnished, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) Filed SEC Reports complied, and the Interim Period SEC Reports will comply, in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations thereunder. All certifications and statements required by the Securities Act, the Exchange Act or the Sarbanes-Oxley Act (as the case may be) with respect to the Filed SEC Reports and the Interim Period SEC Reports are each true and correct in all material respects.

11.3.5	ESGL maintains disclosure controls and procedures required under the Exchange Act to allow timely decisions regarding required disclosure. As at the date of this Agreement, (i) there are no outstanding or unresolved comments from the SEC with respect to ESGL or the Filed SEC Reports and (ii) to the knowledge of ESGL, none of the Filed SEC Reports filed on or prior to the date of this Agreement or ESGL is subject to outstanding SEC comment or any ongoing investigation or review by the SEC or any other regulatory body. ESGL is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. Except as disclosed in the Filed SEC Reports, ESGL has not received any written deficiency notice from Nasdaq for non-compliance with any Nasdaq listing rule.

11.3.6	Neither ESGL nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of ESGL’s ordinary shares to facilitate the sale or resale of ESGL’s ordinary shares or affect the price at which ESGL’s ordinary shares may be issued or resold.

11.3.7	ESGL is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

11.3.8	ESGL is in compliance with applicable requirements of the Sarbanes-Oxley Act and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such non-compliance could not be reasonably expected to have, individually or in the aggregate, a material adverse effect.

11.4	Anti-money Laundering

The ESGL Group Companies maintain adequate internal control procedures and policies to identify and prevent money laundering and undertakes appropriate money laundering compliance checks in order to identify its customers prior to accepting or conducting business with or accepting money from such customers.

11.5	No Questionable Payments

None of the directors, officers, agents, employees or other Persons acting on behalf of any ESGL Group Company has been party to the use of any of the assets of the ESGL Group Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or to the making of any direct or indirect unlawful payment to government officials or employees from such assets; to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets; to the making of any false or fictitious entries in the books or records of the ESGL Group Company; or to the making of any unlawful or undisclosed payment.

Sch 4 - 26

12	No Bribery

None of the ESGL Group Companies or any director, officer, agent or employee of the ESGL Group Companies (in their capacities as such) has taken, or caused to be taken, or will take, or cause to be taken, directly or indirectly, any action, including without limitation (a) any contribution, payment or gift of funds or property to any official, employee or agent of any government authority or instrumentality, or (b) any contribution to any political party or any candidate for public office, either independently or as part of implementing any aspect of the transactions or actions contemplated in this Agreement, that, if such action had been taken directly by DTA, the De Tomaso Shareholders or any of their Affiliates, would, or could, (assuming such law, treaty or convention were directly applicable to such entity and any such treaty or convention had the force of law) cause DTA, the De Tomaso Shareholders or any of their Affiliates to be in violation of the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted by the Organisation for Economic Co-operation and Development, the Foreign Corrupt Practices Act of 1977 or any other relevant law, treaty or convention relating to anti-bribery, anti-corruption or similar matters.

13	Anti-Competitive Agreements and Practices

The ESGL Group Companies are not a party to any agreement, arrangement or concerted practice or are or have been carrying on any practice:

(a)	which in whole or in part may contravene or may be invalidated by any anti-trust, fair trading, dumping, state aid, consumer protection or similar laws or regulations in any jurisdiction; or

(b)	in respect of which any approval, filing, registration or notification is required or is advisable pursuant to the applicable laws and regulations (whether or not the same has in fact been made).

14	Litigation

14.1	Current Proceedings

None of the ESGL Group Companies (or any Person for whose acts or defaults any ESGL Group Company may be vicariously liable) is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration.

14.2	Pending or Threatened Proceedings

No such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration referred to in paragraph 14.1 is pending or threatened by or against the ESGL Group Companies (or any Person for whose acts or defaults any ESGL Group Company may be vicariously liable).

14.3	Circumstances likely to lead to claims

There are no disputes, investigations, disciplinary proceedings or other circumstances likely to lead to any such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration referred to in paragraph 14.1.

14.4	No Court Orders

The ESGL Group Companies, nor any of the properties, assets or operations which they owns or in which it is interested, is not subject to any continuing injunction, judgment or order of any court, arbitrator, government authority or regulatory body, nor in default under any order, licence, regulation or demand of any government authority or regulatory body or with respect to any order, suit, injunction or decree of any court.

Sch 4 - 27

15	Insurance

15.1	Particulars of Insurance

15.1.1	All the assets of the ESGL Group Companies which are material to the operation of the ESGL Group and are capable of being insured are insured to against risks normally insured against by companies carrying on similar businesses or owning assets of a similar nature.

15.1.2	The ESGL Group is adequately and effectively covered against accident, physical loss or damage, liability in relation to employees’ compensation, third party liability (including product liability), environmental liability (to the extent that insurance is reasonably available), and other risks normally covered by insurance by such companies in a similar status.

15.2	Details of Policies

In respect of the insurances referred to in paragraph 15.1:

(a)	all premiums and any related insurance premium taxes have been duly paid to date;

(b)	all the policies are in full force and effect, and there have been no cancellations or non-renewals of the policies;

(c)	no act, omission, misrepresentation or non-disclosure by or on behalf of any ESGL Group Company has occurred which makes any of these policies void, voidable or unenforceable; and

(d)	no circumstances have arisen which would render any of the policies void or unenforceable for illegality or otherwise;

(e)	there has been no breach of the terms, conditions and warranties of any of the policies by any ESGL Group Company that would entitle insurers to decline to pay all or any part of any claim made under the policies or to terminate any policy;

(f)	there are no special or unusual limits, terms, exclusions or restrictions in any of the policies; and

(g)	no circumstances exist which are likely to give rise to any increase in premiums.

15.3	Insurance Claims

15.3.1	None of the ESGL Group Companies has made any insurance claims in excess of US$100,000 (or the equivalent amount in other currencies) since its incorporation.

15.3.2	No insurance claim in excess of US$100,000 (or the equivalent amount in other currencies) is outstanding and no circumstances exist which are likely to give rise to any insurance claim.

15.4	Claims Refused

No claim has been refused or settled below the amount claimed.

Sch 4 - 28

16	Taxation

16.1	Compliance

16.1.1	The ESGL Group Companies have within the time limits prescribed by relevant law duly registered with the relevant taxation authority, duly paid all tax, made all returns, given all notices, supplied all other information required to be supplied to any Taxation authority and all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and the none of the ESGL Group Companies is the subject of a back duty, additional tax or other tax investigation and there are no facts which are likely to cause such an investigation to be initiated and no notices of any dispute regarding tax recoverable from any ESGL Group Company or regarding the availability of any relief from tax to any ESGL Group Company have been served or made. The ESGL Group Companies have not, and have not at any time since the date of ESGL’s latest audited accounts been, liable to pay any penalty or interest on any unpaid tax.

16.1.2	The ESGL Group Companies have made all deductions and withholdings in respect or on account of tax which they are required or entitled by any relevant legislation to make from any payments made by them. They have accounted in full to the relevant Taxation and fiscal authorities for any tax so deducted or withheld.

16.2	Returns, Information and Clearances

16.2.1	All returns, computations, notices and information which are or have been required to be made or given by the ESGL Group Companies for any taxation purpose (a) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct, and (b) none of them is, or is likely to be, the subject of any dispute with any taxation authorities.

16.2.2	The ESGL Group Companies are in possession of sufficient information to enable them to compute their liability to taxation insofar as it depends on any transaction occurring on or before Closing.

16.3	Taxation Claims, Liabilities and Reliefs

16.3.1	There is no liability to taxation in respect of which a claim could be made against ESGL in connection with any ESGL Group Company and there are no circumstances likely to give rise to such a liability.

16.3.2	No relief (whether by way of deduction, reduction, set-off, exemption, postponement, roll-over, hold-over, repayment or allowance or otherwise) from, against or in respect of any taxation has been claimed and/ or given to any ESGL Group Company which could or might be effectively withdrawn, postponed, restricted, clawed back or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at or at any time after Closing.

16.3.3	None of the ESGL Group Companies has taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with any government authorities in relation to taxation.

16.4	Company Residence

Each ESGL Group Company has been and continues to be resident for tax purposes in the jurisdiction in which it is incorporated and nowhere else at all times since its incorporation.

16.5	Finance Leases

Save as disclosed in ESGL’s consolidated audited accounts, none of the ESGL Group Companies is or has been the lessor or the lessee under any finance lease of an asset. For the purposes of this paragraph, “finance lease” means any arrangements for the leasing of an asset which fall for the purposes of the accounts of ESGL to be treated in accordance with normal accountancy practice as a finance lease or loan.

Sch 4 - 29

16.6	Indemnification

None of the ESGL Group Companies is a party to any agreement under which it is liable to indemnify any Person with respect to taxes or otherwise share liability to taxes with any Person.

16.7	Avoidance

None of the ESGL Group Companies has at any time been in breach of applicable laws, entered into, engaged in or been a party to or otherwise been involved in any transaction, scheme or arrangement for the avoidance of, or reduction in liability to, taxes.

17	Important Business Issues since tHE DATE OF LATEST ACCOUNTS

Since the date of ESGL’s latest audited accounts as regards each ESGL Group Company:

(a)	there has been no material adverse change in its financial or trading position or prospects, and no event, fact or matter has occurred or is likely to occur which will or is likely to give rise to any such change;

(b)	its business has not been materially and adversely affected by any abnormal factor whether or not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

(c)	its business has been carried on as a going concern in the ordinary and usual course, without any interruption or alteration in its nature, scope or manner;

(d)	the business has not been materially and adversely affected by the loss of any important customer or source of supply and there are no facts or circumstances which are likely to give rise to any such effects. For these purposes, an important customer or source of supply means one which in any of the years immediately preceding the date of EGSL’s latest audited accounts accounted for twenty (20) per cent or more (in the case of a customer) of the turnover of the ESGL Group (in the case of a source of supply) of the goods, services or equipment supplied to the ESGL Group;

(e)	save as disclosed in publicly available information, the ESGL Group Company has not issued or agreed to issue any equity interest or any other security giving rise to a right over equity interest in it;

(f)	the ESGL Group Company has not redeemed or purchased or agreed to redeem or purchase any equity interest in it; and

(g)	the ESGL Group Company has not incurred any additional borrowings or incurred any other indebtedness.

18	Insolvency

18.1	None of the ESGL Group Companies is insolvent or unable to pay its debts when they become due, or is in liquidation under the applicable laws.

18.2	None of the ESGL Group Companies has proposed or intends to propose any arrangement of any type with its creditors or any group of creditors whether by court process or otherwise.

Sch 4 - 30

18.3	No outstanding petition has been presented, application made, proceedings commenced, resolution passed or meeting convened for the termination, liquidation, bankruptcy or dissolution of any ESGL Group Company any process been commenced whereby the business of any ESGL Group Company is terminated and the assets of the ESGL Group Company are distributed amongst the creditors or shareholders or other contributories of the ESGL Group Company or whereby the affairs, business or assets of the ESGL Group Company are managed by a Person appointed for the purpose by a court, government authority or similar body or by any creditor or the ESGL Group Company itself, nor has any such order or relief been granted or appointment made, and there are no cases or proceedings under any applicable insolvency, reorganisation, or similar laws in any jurisdiction concerning any ESGL Group Company and no events have occurred which, under the law of the jurisdiction in which it is incorporated or it operates, or other applicable laws, would justify any such cases or proceedings.

18.4	No liquidator, trustee, supervisor, nominee, custodian or similar official has been appointed in respect of the whole or any part of the business or assets of any ESGL Group Company nor has any step been taken for or with a view to the appointment of such a Person nor has any event taken place or is likely to take place as a consequence of which such an appointment might be made.

18.5	No creditor of any ESGL Group Company has taken, or is entitled to take any steps to enforce, or has enforced any security over any assets of the ESGL Group Company or is likely to do so in the immediate future.

18.6	None of the ESGL Group Companies is in default of any of its obligations in relation to any of its financial facilities which will constitute an event of default thereto.

18.7	None of the businesses or assets of any ESGL Group Company is the subject of any seizure, execution or other compulsory disposal procedure, either in whole or in part, no liquidation committee or similar body or Person has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of any ESGL Group Company and no step has been taken for or with a view to the appointment of such a body or Person.

18.8	No ruling declaring the insolvency of any ESGL Group Company has been made and no public announcement in respect of the same has been pronounced by a court of the jurisdiction in which it is incorporated.

18.9	There is no unfulfilled or unsatisfied judgment or order of a court of the jurisdiction in which it was incorporated or it operates outstanding against any ESGL Group Company.

19	NO INTEGRATED OFFERING

Assuming the accuracy of De Tomaso Shareholders’ Warranties and DTA’s Warranties in Part A(I) and (II) of Schedule 4, neither ESGL, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the ESGL Shares to be integrated with prior offerings by ESGL for purposes of (i) the Securities Act which would require the registration of any such shares under the Securities Act, or (ii) any applicable shareholder approval provisions of Nasdaq or any principal trading exchange or market on which any of the securities of ESGL are listed or designated.

Sch 4 - 31

Schedule 5

Form of Lock-up Agreement

[intentionally omitted]

Sch 5 - 1